Exhibit 10.2

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

dated as of

April 10, 2020

among

SOUTHWEST GAS CORPORATION,

as Borrower,

THE LENDERS LISTED ON THE SIGNATURE PAGES HERETO

and

THE BANK OF NEW YORK MELLON,

as Administrative Agent,

BANK OF AMERICA, N.A.,

as Co-Syndication Agent,

JPMORGAN CHASE BANK, N.A.,

as Co-Syndication Agent,

MUFG UNION BANK, N.A.,

as Co-Documentation Agent,

KEYBANK NATIONAL ASSOCIATION,

as Co-Documentation Agent,

THE BANK OF NEW YORK MELLON,

as Joint Lead Arranger and Joint Bookrunner,

BOFA SECURITIES, INC.,

as Joint Lead Arranger and Joint Bookrunner,

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arranger and Joint Bookrunner

$400,000,000

  i

  ii

SCHEDULE

Schedule I	Lenders and Commitments

Schedule II	Intentionally Deleted

Schedule III	Existing Liens

EXHIBITS

Exhibit A	Form of Borrowing Request for Loans

Exhibit B	Form of Conversion Request

Exhibit C	Form of Revolving Credit Note

Exhibit D	Form of Opinion of Borrower’s Counsel

Exhibit E	Form of Assignment and Acceptance

Exhibit F	Form of Confidentiality Agreement

Exhibit G	Form of Increase Request

Exhibit H	Form of Extension Request

Exhibit I	Form of Supplement under Section 2.03(c)

Exhibit J	Form of Replacement Lender Supplement under Section 2.03(e)

Exhibit K-1-K-4	Forms of Tax Compliance Certificates

  iii

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of April 10, 2020, among SOUTHWEST GAS CORPORATION, a California corporation (the “Borrower”), each of the lenders from time to time parties to this Agreement (collectively, the “Lenders”), and THE BANK OF NEW YORK MELLON, as Administrative Agent.

WITNESSETH:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Existing Credit Agreement (as defined below); and

WHEREAS, the Borrower, the Lenders and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement in its entirety on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01          Definitions.

(a)    Terms Generally. The definitions ascribed to terms in this Agreement apply equally to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall be deemed to include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be interpreted as if followed by the phrase “without limitation”. The phrase “individually or in the aggregate” shall be deemed general in scope and not to refer to any specific Section or clause of this Agreement. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The table of contents, headings and captions herein shall not be given effect in interpreting or construing the provisions of this Agreement. Except as otherwise expressly provided herein, all references to “dollars” or “$” shall be deemed references to the lawful money of the United States of America.

(b)   Accounting Terms. Except as otherwise expressly provided herein, the term “consolidated” and all other terms of an accounting nature shall be interpreted and construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VII, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement, applied on a basis consistent with the construction thereof applied in preparing the Borrower’s audited financial statements referred to in Section 5.01(k). If there shall occur a change in GAAP which but for the foregoing proviso would affect the computation used to determine compliance with any covenant set forth in Article VII, the Borrower and the Lenders agree to negotiate in good faith in an effort to agree upon an amendment to this Agreement that will permit compliance with such covenant to be determined by reference to GAAP as so changed while affording the Lenders the protection intended to be afforded by such covenant prior to such change (it being understood, however, that such covenant shall remain in full force and effect in accordance with its existing terms unless and until such amendment shall become effective).

(c)    Other Terms. The following terms have the meanings ascribed to them below or in the Sections of this Agreement indicated below:

“ABR Loans” means Loans that bear interest at a rate or rates determined by reference to the Alternate Base Rate.

“Acquisition” means any purchase or other acquisition by the Borrower or a direct or indirect Subsidiary of the Borrower of (a) any assets of any other Person that, taken together, constitute a business unit, or (b) any capital stock of or equity interests in any other Person if, immediately thereafter, such other Person would be a direct or indirect Subsidiary of the Borrower.

“Act” has the meaning assigned to such term in Section 11.12.

“Administrative Agent” means The Bank of New York Mellon, acting in the capacity of administrative agent for the Lenders, or any successor administrative agent appointed pursuant to the terms of this Agreement.

“Administrative Questionnaire” means an administrative details reply form delivered by a Lender to the Administrative Agent, in substantially the form provided by the Administrative Agent or the form attached to an Assignment and Acceptance.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, when used with reference to any Person, a Person (other than a Subsidiary) which directly or indirectly controls, is controlled by, or is under common control with, such other Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” means this Amended and Restated Revolving Credit Agreement, as it may be amended, modified or supplemented from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of:

(i)         the rate of interest from time to time publicly announced by the Administrative Agent as its prime commercial loan rate in effect on such day;

(ii)       the sum of (a) 1/2 of 1% per annum and (b) the Federal Funds Effective Rate in effect on such day; and

(iii)      the sum of (a) 1% per annum and (b) the One Month LIBOR Rate in effect on such date.

The Alternate Base Rate shall change as and when the greatest of the foregoing rates shall change. Any change in the Alternate Base Rate shall become effective as of the opening of business on the day of such change. If Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 4.05, then the Alternate Base Rate shall be the greater of clauses (i) and (ii) above and shall be determined without reference to clause (iii) above.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010.

“Anti-Terrorism Laws” means any law or regulation relating to terrorism, anti-terrorism, money laundering or anti-money laundering activities, including without limitation the U.S. Money Laundering Control Act of 1986 and the U.S. Bank Secrecy Act as amended by the Act.

“Applicable Lending Office” means, with respect to a Loan, the applicable office of the Lender for making such Loan, as specified in Schedule I or in an Administrative Questionnaire delivered to the Administrative Agent as the office from which such Lender makes Loans of the relevant type.

“Applicable Margin” means, at any date and with respect to each Loan during which the applicable Pricing Level set forth below is in effect, the percentage set forth below adjacent to such Pricing Level:

Pricing Level	Applicable Margin	Applicable Margin
	Eurodollar Loans	ABR Loans
I	0.750%	0.000%
II	0.875%	0.000%
III	1.000%	0.000%
IV	1.125%	0.125%
V	1.250%	0.250%
VI	1.500%	0.500%

“Applicable Percentage” means, with respect to any Lender, the percentage of the Total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee” has the meaning assigned to such term in Section 10.03(a).

“Assignment and Acceptance” has the meaning assigned to such term in Section 10.03(a).

“Available Commitment” means, on any day, an amount equal to (a) the Total Commitment on such day minus (b) the aggregate outstanding principal amount of Loans on such day.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning assigned to such term in the preamble.

“Borrowing Date” means, with respect to any Loan, the Business Day set forth in the relevant Borrowing Request as the date upon which the Borrower desires to borrow such Loan.

“Borrowing Request” means a request, substantially in the form of Exhibit A, by the Borrower for Loans, which shall specify (a) the requested Borrowing Date, (b) the aggregate amount of such Loans, and (c) (i) whether such Loans are to bear interest initially as ABR Loans or Eurodollar Loans and (ii) if applicable, the initial Interest Period therefor.

“BSA” has the meaning assigned to such term in Section 7.01(j).

“Business Day” means any day that is (a) not a Saturday, Sunday or other day on which commercial banks in the City of New York or the State of Nevada are authorized by law to close and (b) with respect to any Eurodollar Loan, a day on which commercial banks are open for domestic and international business (including dealings in U.S. dollar deposits) in London.

“Capital Lease” means, as to the Borrower and its Subsidiaries, a lease of (or other agreement conveying the right to use) real and/or personal Property, the obligations with respect to which are required to be classified and accounted for as a capital lease on a balance sheet of the Borrower or any of its Subsidiaries under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board).

“Capital Lease Obligations” means, as to the Borrower and its Subsidiaries, the obligations of the Borrower or any of its Subsidiaries to pay rent or other amounts under a Capital Lease and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13 referenced in the definition of “Capital Lease”).

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any regulation promulgated thereunder.

“Change in Control” means the occurrence of any of the following conditions: (a) the Holding Company shall fail to own all of the issued and outstanding capital stock of the Intermediate Holding Company, (b) the Intermediate Holding Company shall fail to own all of the issued and outstanding capital stock of the Borrower, (c) any Person or group of associated Persons acting in concert shall have acquired an aggregate of more than 50% of the outstanding shares of voting stock of the Holding Company, or (d) individuals who constitute the board of directors of the Borrower, the Holding Company or the Intermediate Holding Company on the Restatement Effective Date (each, an “Incumbent Board”) cease for any reason to constitute at least a majority thereof; provided that any person becoming a director subsequent to the Restatement Effective Date, whose election, or nomination for election by the Borrower’s, the Holding Company’s or the Intermediate Holding Company’s shareholders, was approved by a vote of a majority of the directors comprising the applicable Incumbent Board (either by a specific vote or by approval of the proxy statement of the Holding Company, the Intermediate Holding Company or the Borrower in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (d), considered as though such person were a member of such Incumbent Board.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to a Lender, the amount set forth opposite such Lender’s name under the heading “Commitment” on Schedule I, as such amount may be reduced or increased from time to time pursuant to Section 2.03.

“Commitment Fee” has the meaning assigned to such term in Section 3.07.

“Communications” has the meaning assigned to such term in Section 11.08(d).

“Confidential Information” means information delivered to the Administrative Agent for the Lenders or to a Lender by or on behalf of the Borrower in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is confidential or proprietary in nature at the time it is so delivered or information obtained by the Administrative Agent or such Lender in the course of its review of the books or records of the Borrower contemplated herein; provided that such term shall not include information (a) that was publicly known or otherwise known to the Administrative Agent or such Lender prior to the time of such disclosure, (b) that subsequently becomes publicly known through no act or omission by the Administrative Agent or such Lender or any Person acting on the Administrative Agent’s or such Lender’s behalf, (c) that otherwise becomes known from a third party who the Administrative Agent or such Lender did not know or have reason to believe received such information in a restricted or unlawful manner or (d) that constitutes financial information delivered to the Administrative Agent or such Lender that is otherwise publicly available.

“Consenting Lender” has the meaning assigned to such term in Section 2.03(e).

“Contingent Obligation” means, for the Borrower and its Subsidiaries, any direct or indirect Contractual Obligation with respect to any Debt, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including, without limitation, any obligation of the Borrower or any Subsidiary, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any Property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor prior to such obligation being a stated or determinable amount, or (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Conversion Date” means, with respect to a Loan, the date on which a conversion of interest rates on such Loan shall take effect.

“Conversion Request” means a request, substantially in the form of Exhibit B, by the Borrower to convert the interest rate basis for all or portions of outstanding Loans, which shall specify (a) the requested Conversion Date, which shall be not fewer than three Business Days after the date of such Conversion Request, (b) the aggregate amount of such Loans, on and after the Conversion Date, which are to bear interest as ABR Loans or Eurodollar Loans and (c) the term of the Interest Periods therefor, if any.

“CPUC Order” means, collectively, the Opinion addressed to the Borrower, dated April 22, 2002, Decision No. 02-04-054, as modified by Decision No. 02-04-072, and Decision No. 10-10-022 of the California Public Utilities Commission.

“Credit Documents” means this Agreement and the Revolving Credit Notes.

“Debt” means, with respect to the Borrower and its Subsidiaries, (a) all obligations for borrowed money, including interest or fees of any nature related to the borrowing of money accrued but unpaid, (b) all obligations under letters of credit, bills of exchange or bankers’ acceptances, (c) all obligations representing the deferred purchase price of Property or services which in accordance with GAAP would be shown on the balance sheet as a liability, (d) all obligations, whether or not assumed by or with recourse to such Person, secured by Liens upon, or payable out of the proceeds or production from, assets owned by such Person, (e) all Capital Lease Obligations, and (f) all Contingent Obligations.

“Declining Lender” has the meaning assigned to such term in Section 2.03(e).

“Default” means any event or circumstance which, with the giving of notice or the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means, at any time, any Lender that, at such time (a) has failed to fund any portion of the Loans required to be funded by it hereunder within two Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing), (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute, (c) has become, or the parent company of which has become, the subject of a bankruptcy or insolvency proceeding or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar official charged with reorganization or liquidation of its business or a custodian appointed for it (or has taken any actions in furtherance of any such proceeding or appointment, or acquiesced, approved, or consented to, any such steps), (d) has notified the Administrative Agent or the Borrower in writing that it will not fund or is unable to fund any portion of the Loans required to be funded by it, unless the subject of a good faith dispute, (e) has made a public statement to the effect that such Lender is generally not funding any loans required to be funded by it under financing arrangements similar to those provided under this Agreement, (f) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding requirements hereunder; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (f) upon receipt of such written confirmation by the Administrative Agent and the Borrower; provided, further that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such

Lender, or (g) has become the subject of a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (g) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.06(d)) upon delivery of written notice of such determination to the Borrower and each Lender.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Institution” means any commercial bank, trust company, banking association or other financial institution.

“Environmental Claim” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in or from Property, whether or not owned by the Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including CERCLA, the Clean Air Act, the Federal Water Pollution

Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act and the Toxic Substances Control Act.

“Environmental Permits” has the meaning assigned to such term in Section 5.01(l)(ii).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower or any Subsidiary of the Borrower within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which the Borrower or any ERISA Affiliate was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or the Borrower or any ERISA Affiliate incurred a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or receipt by the Borrower or any ERISA Affiliate of notice from the Multiemployer Plan that the Multiemployer Plan is in critical or endangered status, in reorganization or insolvent; (d) the filing by the Borrower or any ERISA Affiliate of a notice of intent to terminate a Pension Plan under a distress termination under Section 4041 of ERISA; (e) receipt by the Borrower or any ERISA Affiliate of notice from the PBGC of the institution by the PBGC of proceedings to terminate a Pension Plan; (f) receipt by the Borrower or any ERISA Affiliate of notice from the PBGC of the appointment of a trustee to administer a Pension Plan; (g) the determination by an actuary for the Pension Plan that the Pension Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA and claims for benefit and funding obligations in the ordinary course, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Lending Office” means the office of each Lender through which it will be making or maintaining Eurodollar Loans, as reported by such Lender to the Administrative Agent.

“Eurodollar Loans” means Loans that bear interest at a rate or rates determined by reference to LIBOR.

“Eurodollar Reserve Percentage” means, for any day, the percentage prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including any marginal, supplemental or emergency reserve requirements) on such day for a member bank of the Federal Reserve System in respect of “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board (or any successor regulation), as amended from time to time) for other deposits having a maturity approximately equal to the applicable Interest Period.

“Event of Default” has the meaning assigned to such term in Section 8.01.

“Excluded Taxes” means (a) all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges imposed on or measured by the overall net income of any Lender (or any office, branch or subsidiary of such Lender) or any franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on any Lender (or any office, branch or subsidiary of such Lender), in each case imposed by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the overall net income of any office, branch or subsidiary of a Lender or any franchise taxes, taxes imposed on doing business or taxes measured by capital or net worth imposed on any office, branch or subsidiary of such Lender, in each case imposed by any foreign country or subdivision thereof in which such Lender’s principal office or Eurodollar Lending Office is located and (b) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” means Executive Order No. 13224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism).

“Existing Credit Agreement” means the Revolving Credit Agreement, dated as of March 15, 2012, by and among the Borrower, the lenders party thereto and The Bank of New York Mellon, as administrative agent thereunder, as amended, supplemented or otherwise modified prior to the Restatement Effective Date.

“Existing Termination Date” has the meaning assigned to such term in Section 2.03(e).

“Extension Request” means a request by the Borrower for an extension of the Termination Date in accordance with Section 2.03(e).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” for any day, means the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Effective Rate for any day is less than zero, the Federal Funds Effective Rate for such day will be deemed to be zero.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System (or any successor Governmental Authority).

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means, for the Borrower and its Subsidiaries, (a) all obligations for borrowed money, (b) all obligations representing the deferred purchase price of Property or services which in accordance with GAAP would be shown on a balance sheet of such Person as a liability due more than 12 months from the date of the occurrence or evidenced by a note or similar instrument, (c) all Capital Lease Obligations and (d) all Contingent Obligations.

“GAAP” means generally accepted accounting principles, as set forth in the Accounting Standards Codification of the Financial Accounting Standards Board or in such other statements by such other entities as may be approved by a significant segment of the accounting profession of the United States of America.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Hazardous Materials” means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, waste, solid waste, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

“Holding Company” means Southwest Gas Holdings, Inc., a Delaware corporation.

“IBA” means the ICE Benchmark Administration Limited, together with any successor thereto.

“Increase Request” means a request by the Borrower for an increase of the Total Commitment in accordance with Section 2.03(c).

“Incremental Lender” has the meaning assigned to such term in Section 2.03(c).

“Incumbent Board” has the meaning specified in the definition of “Change in Control.”

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 4.06(c).

“Intermediate Holding Company” means Southwest Gas Utility Group, Inc., a California corporation.

“Interest Period” means, with respect to any Eurodollar Loan, each one week, or one, two, three or six month period, or if made available by all Lenders, periods of seven to thirty-one days or twelve months (in each case, subject to availability) such period being the one selected by the Borrower pursuant to Section 2.02 or 3.01 and commencing on the date such Loan is made, on any Conversion Date from an ABR Loan to a Eurodollar Loan or at the end of the preceding Interest Period, as the case may be; provided, however, that:

(a)       any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)       any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month; and

(c)       any Interest Period that would otherwise end after the Termination Date then in effect shall end on the Termination Date.

“Investments” means any direct or indirect purchase or acquisition of any obligations or other securities of, or any interest in, any Person, or any advance (other than payroll, travel and similar advances to cover matters that are expected at the time of such advance ultimately to be treated as an expense for accounting purposes and that are made in the ordinary course of business), loan, extension of credit or capital contribution to, or any other investment in, any Person including, without limitation, any Affiliates of such Person. Notwithstanding the foregoing, any purchase, acquisition, loan, extension of credit, capital contribution to, or other investment in or payment to, any Person by the Borrower or any direct or indirect Subsidiary of the Borrower made for the purpose of consummating an Acquisition (including any investment by the Borrower in a Subsidiary if the proceeds are used (i) as purchase consideration in an Acquisition or (ii) to fund an investment by a Subsidiary in any other Subsidiary, or a series of downstream investment transactions between Subsidiaries, if the proceeds are ultimately used as purchase consideration in an Acquisition) shall not constitute an Investment.

“IRS” means the Internal Revenue Service (or any successor Governmental Authority).

“Joint Bookrunners” means The Bank of New York Mellon, JPMorgan Chase Bank, N.A. and BOFA Securities, Inc.

“Joint Lead Arrangers” means The Bank of New York Mellon, JPMorgan Chase Bank, N.A. and BOFA Securities, Inc.

“Lenders” has the meaning assigned to such term in the preamble.

“LIBOR” means, with respect to any Eurodollar Loan for any Interest Period, the rate per annum equal to the IBA rate appearing on the applicable Bloomberg screen (or other commercially available source as designated by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period. In the event that LIBOR ever falls below zero, LIBOR shall be deemed to be zero for purposes of this definition.

“Lien” means any voluntary or involuntary mortgage, assignment, pledge, security interest, encumbrance, lien, claim or charge of any kind on or with respect to, or any preferential arrangement with respect to the payment of any obligations with the proceeds or from the production of, any asset of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof.

“Loans” has the meaning assigned to such term in Section 2.01.

“Margin Stock” means “margin stock” as such term is defined in Regulations T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means a change, or announcement of a change, which would reasonably be expected, immediately or with the passage of time, to result in a material adverse change in, or a material adverse effect upon, any of (a) the operations, business, Property or financial condition of the Borrower or the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower timely to perform any of its material obligations, or of the Lenders to exercise any remedy, under any Credit Document or (c) the legality, validity, binding nature or enforceability of any Credit Document.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Multiemployer Plan” means a “multiemployer plan” (within the meaning of Section 4001 (a)(3) of ERISA) and to which any ERISA Affiliate makes, is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

“Net Worth” means the amount of the Borrower’s stockholders’ equity determined in accordance with GAAP.

“New Lender” has the meaning assigned to such term in Section 2.03(c).

“Obligations” means the Loans and any other liability or duty owing by the Borrower to the Administrative Agent or any Lender or Indemnitee hereunder.

“OFAC” has the meaning assigned to such term in Section 7.01(j).

“One Month LIBOR Rate” means, with respect to any Loan bearing interest by reference to the Alternate Base Rate, the rate per annum equal to the IBA rate appearing on the applicable Bloomberg screen (or other commercially available source as designated by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, on each day (provided that if such day is not a Business Day, then on the most recent Business Day), as the rate for U.S. dollar deposits with a one (1) month maturity. In the event that the One Month LIBOR Rate ever falls below zero, the One Month LIBOR Rate shall be deemed to be zero for purposes of this definition.

“Other Connection Taxes” means, with respect to the Administrative Agent or any Lender, Taxes imposed as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction imposing such Tax (other than connections arising from the Administrative Agent or such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.08).

“Participant” has the meaning assigned to such term in Section 10.02(a).

“Participant Register” has the meaning assigned to such term in Section 10.02(b).

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor Governmental Authority).

“Pension Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is maintained, contributed to or required to be contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Investments” means (i) Investments of the Borrower in any Subsidiary for the substantially contemporaneous acquisition, improvement or lease of Property, (ii) other Investments of the Borrower in any Subsidiary in an amount not in excess of $50,000,000 in the aggregate in any fiscal year, (iii) Investments of any Subsidiary in the Borrower or any other Subsidiary, and (iv) cash Investments in (a) U.S. government and agency securities; (b) money market funds rated AA or A-1 or better by S&P and Aaa or P-1 or better by Moody’s; (c) municipal securities rated within the top two ratings by S&P and Moody’s; (d) repurchase agreements with reputable financial institutions fully secured by collateral consisting of securities described in clauses (a) and (b) above having a market value at least equal to 102% of the amount so invested; (e) bankers’ acceptances issued by a bank rated Aaa or better by Moody’s or rated AA or better by S&P and eligible for purchase by a Federal Reserve Bank; (f) interest-bearing demand or time deposits (including certificates of deposit) in banks and savings and loan associations; provided such deposits are (1) secured at all times, in the manner and to the extent provided by law, by collateral consisting of securities described in clauses (a) and (b) above having a market value of no less than 102% of the amount of moneys so invested or (2) fully insured by federal deposit insurance; (g) shares of any “regulated investment company” within the meaning of Section 851(a) of the Code, the assets of which consist only of securities or investments described in clauses (a) through (f) above; (h) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which have been rated at least A-1 by S&P and at least P-1 by Moody’s at the time of such investment; (i) other obligations of corporations which have been rated at least AA by S&P and at least Aaa by Moody’s at the time of such investment; (j) open ended mutual funds, as regulated by Rule 2a-7 under the

Investment Company Act of 1940 and whose net asset value remains a constant $1 a share; (k) investments directed by the Borrower in conjunction with industrial development revenue bonds; and (l) Subsidiaries, Affiliates and transactions permitted by Section 7.02(b).

“Permitted Liens” means any of the following:

(a)       Liens on any Property acquired, constructed, or improved by the Borrower or its Subsidiaries after the Restatement Effective Date that are created or assumed contemporaneously with, or within 120 days after, such acquisition or completion of the construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 120-day period, to secure or provide for the payment of all or any part of the purchase price of such Property or the cost of such construction or improvement incurred after the Restatement Effective Date or, in addition to Liens contemplated by clauses (b) and (c) below, Liens on any Property existing at the time of acquisition thereof; provided that the Liens shall not apply to any Property theretofore owned by the Borrower or its Subsidiaries other than, in the case of any such construction or improvement, any theretofore unimproved Property on which the Property so constructed or the improvement is located;

(b)       Existing Liens on any Property or indebtedness of a corporation that is merged with or into or consolidated with the Borrower or its Subsidiaries or becomes a Subsidiary; provided that the Liens shall not apply to any Property theretofore owned by the Borrower or its Subsidiaries;

(c)       Liens in favor of the United States of America, any state or any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction to secure partial, progress, advance or other payment pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the Property subject to such Liens, including, without limitation, Liens to secure debt of the pollution control or industrial revenue bond type;

(d)       Liens on current assets of the Borrower or its Subsidiaries to secure loans to the Borrower or its Subsidiaries which mature within 12 months from the creation thereof and which are made in the ordinary course of business;

(e)       Liens on any Property (including any natural gas, oil or other mineral property of the Borrower or its Subsidiaries) to secure all or part of the cost of exploration or drilling for or development of oil or gas reserves or laying a pipeline or to secure debt incurred to provide funds for any such purpose;

(f)       Any Lien existing on Property of the Borrower or its Subsidiaries on the Restatement Effective Date that is set forth on Schedule III hereto;

(g)       Liens on moneys or U.S. Government obligations deposited to defease Debt;

(h)       Liens for the sole purpose of extending, renewing or replacing, in whole or in part, Liens securing debt of the type referred to in the foregoing clauses (a) through (g), inclusive, or this clause (h); provided, however, that the principal amount of debt so secured at the time of such extension, renewal or replacement shall not be increased, and that such extension or replacement shall be limited to all or part of the Property or indebtedness which secured the Lien so extended, renewed or replaced (plus improvements on such Property);

(i)       Carriers, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty and which are being contested in good faith and by appropriate proceedings;

(j)       Liens (other than any Lien imposed by ERISA) on Property of the Borrower or any of its Subsidiaries incurred, or pledges or deposits required, in connection with workers compensation, unemployment insurance and other social security legislation;

(k)       Liens on Property of the Borrower or any of its Subsidiaries securing (i) the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) obligations on surety and appeal bonds, and (iii) other obligations of a like nature incurred in the ordinary course of business;

(l)       Licenses, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of the Borrower and its Subsidiaries;

(m)       Liens on the Property of a Subsidiary other than a Significant Subsidiary which could not reasonably be expected to have a Material Adverse Effect;

(n)       Intellectual property licenses;

(o)       Any attachment or judgment Lien not constituting an Event of Default under Section 8.01(g);

(p)       Leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of the Borrower and UCC financing statements relating solely thereto; and

(q)       other Liens, to the extent that the dollar value of the collateral securing such Liens does not exceed $25,000,000 in the aggregate at any time in effect.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower or any ERISA Affiliate sponsors or maintains or to which the Borrower or ERISA Affiliate makes or is obligated to make contributions, and includes any Multiemployer Plan or Qualified Plan.

“Prescribed Forms” has the meaning assigned to such term in Section 4.04(a)(ii)(A).

“Pricing Level I” means at any time the Borrower’s Senior Debt Rating is (a) A+ or higher by S&P or (b) A1 or higher by Moody’s.

“Pricing Level II” means at any time the Borrower’s Senior Debt Rating is (a) A or higher by S&P or (b) A2 or higher by Moody’s, and Pricing Level I is not applicable.

“Pricing Level III” means at any time the Borrower’s Senior Debt Rating is (a) A- or higher by S&P or (b) A3 or higher by Moody’s, and Pricing Levels I and II are not applicable.

“Pricing Level IV” means at any time the Borrower’s Senior Debt Rating is (a) BBB+ or higher by S&P or (b) Baa1 or higher by Moody’s, and Pricing Levels I, II and III are not applicable.

“Pricing Level V” means at any time the Borrower’s Senior Debt Rating is (a) BBB or higher by S&P or (b) Baa2 or higher by Moody’s, and Pricing Levels I, II, III and IV are not applicable.

“Pricing Level VI” means at any time the Borrower’s Senior Debt Rating is (a) less than or equal to BBB- by S&P or (b) less than or equal to Baa3 by Moody’s, and Pricing Levels I, II, III, IV and V are not applicable.

“Prohibited Person” means any Person (a) listed in the Annex to, or otherwise the subject of, the Executive Order; (b) with whom any Lender is prohibited from dealing or otherwise engaging in any transaction by any applicable Anti-Terrorism Laws, including the Executive Order; (c) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or (d) who is owned or controlled by, or acting on behalf of, any Person listed above.

“Projected Benefit Obligations” means, as of any date, the actuarial present value of Pension Plan benefits attributed to employee service to such date measured using assumptions as to future compensation levels.

“Property” means all types of real, personal, tangible, intangible or mixed property.

“Proposed Lender” has the meaning assigned to such term in Section 2.03(c).

“Pro Rata Share” means, with respect to any Lender at any time of determination, in relation to Loans, the proportion of such Lender’s Commitment to the Total Commitment then in effect or, after the Termination Date, the proportion of such Lender’s Loans to the aggregate amount of Loans then outstanding.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Plan” means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any ERISA Affiliate sponsors, maintains, or to which it makes or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

“Register” has the meaning assigned to such term in Section 10.03(c).

“Regulatory Assets” means certain assets of the Borrower or an ERISA Affiliate which represent future probable increases in revenues to be recorded by the Borrower or such ERISA Affiliate associated with Pension Plan liabilities incurred by the Borrower or such ERISA Affiliate, to the extent permitted to be recorded as such under Statement of Financial Accounting Standards No. 71.

“Regulatory Change” means (a) the introduction or phasing in of any law, rule or regulation after the Restatement Effective Date, (b) the issuance or promulgation after the Restatement Effective Date of any directive, guideline or request from any central bank or United States or foreign Governmental Authority (whether or not having the force of law), or (c) any change after the Restatement Effective Date in the interpretation, implementation or administration of any existing law, rule, regulation, directive, guideline or request by any central bank or United States or foreign Governmental Authority charged with the administration thereof; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Replacement Lender” means (a) with respect to the provisions of Section 2.03(e), an Eligible Institution proposed by the Borrower in accordance with Section 2.03(e) and which has agreed to acquire and assume all or part of a Declining Lender’s Loans and Commitments under Section 2.03(e), (b) with respect to the provisions of Section 2.06(b), an Eligible Institution proposed by the Borrower in accordance with Section 2.06(b) and which has agreed to acquire and assume all or part of a Defaulting Lender’s Loans and Commitments under Section 2.06(b) and (c) with respect to the provisions of Section 4.08, an Eligible Institution which is willing to assume all of the obligations of a Lender that has requested compensation pursuant to Section 4.04(b)(i) or (ii).

“Replacement Rate” has the meaning assigned to such term in Section 4.05(c).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, at any date of determination, Lenders having at least 51% of the Total Commitment then in effect or, if the Total Commitment has been cancelled or terminated, holding at least 51% of the aggregate unpaid principal amount of the Loans then outstanding; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, such Defaulting Lender’s Loans then outstanding and such Defaulting Lender’s Commitments.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or any vice president, senior vice president or executive vice president of the Borrower.

“Restatement Effective Date” has the meaning assigned to such term in Section 6.01.

“Revolving Credit Notes” means the amended and restated promissory notes of the Borrower substantially in the form of Exhibit C.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority, (b) any Person located, organized or resident in a Sanctioned Country or (c) owned or controlled by any such Person.

“Sanctions” means any sanctions administered or enforced by the United States government (including by the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission (or any successor Governmental Authority).

“Senior Debt Rating” means the Borrower’s senior unsecured long-term debt ratings from either S&P or Moody’s.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto that is a nationally recognized rating agency.

“Significant Subsidiary” means any Subsidiary of the Borrower having 10% or more of the total assets of the Borrower and its Subsidiaries on a consolidated basis as of the end of any fiscal quarter or generating 10% or more of the income of the Borrower and its Subsidiaries on a consolidated basis during the most recently completed four fiscal quarters for which financial statements have been delivered pursuant to Section 7.01(a).

“Subsidiary” means any corporation, association, partnership, joint venture or other business entity of which the Borrower and/or any subsidiary of the Borrower either (a) in respect of a corporation, owns more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether or not at the time the stock of any class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, joint venture or other business entity, is the sole general partner or is entitled to share in more than 50% of the profits, however determined.

“Taxes” has the meaning assigned to such term in Section 4.04(a)(i).

“Termination Date” means April 10, 2025, as may be extended pursuant to Section 2.03(e), or such earlier date on which the Revolving Credit Notes shall become due and payable, whether by acceleration or otherwise.

“Total Capitalization” means Funded Debt plus Net Worth.

“Total Commitment” means, on any day, the aggregate Commitments on such day of all the Lenders.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfunded Pension Liabilities” means, as of the end of any fiscal year of the Borrower, (a) a Pension Plan’s Projected Benefit Obligations minus (b) the current value of that Pension Plan’s assets, as defined in Section 3(26) of ERISA, plus Regulatory Assets.

“Unsecured Debt” means all Debt which has not been secured by a pledge of any real or personal property.

“Unused Commitment” means, with respect to a Lender on any day, such Lender’s Commitment in effect on such day, less the principal amount of such Lender’s Loans outstanding on such day.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which Write-Down and Conversion Powers are described in the EU

Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(d)       Ratings Determinations. Whenever this Agreement requires the determination of the Borrower’s Senior Debt Rating (i) if there is a split rating as between Moody’s and S&P (1) by one rating category, the higher of the two ratings will apply and (2) by more than one category, the rating that is one rating level below the higher rating will apply, (ii) if any rating established by Moody’s or S&P shall be changed (other than as a result of a change in the rating system of either Moody’s or S&P), such change shall be given effect as of the date on which such change is first announced by the rating agency making such change and (iii) if both Moody’s and S&P have not rated the Borrower’s senior Unsecured Debt, Pricing Level VI will apply for the purposes of determining the Applicable Margin and the Commitment Fees.

(e)       Amendment and Restatement. On the Restatement Effective Date, the Existing Credit Agreement shall be amended, restated and superseded in its entirety by and as set forth in this Agreement. The parties hereto acknowledge and agree that (i) this Agreement and the other Credit Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the “Obligations” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Restatement Effective Date and (ii) such “Obligations” are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement.

(f)       For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II

THE CREDIT FACILITY

Section 2.01          Loans.

(a)           Until the Termination Date, subject to the terms and conditions of this Agreement, each of the Lenders, severally and not jointly with the other Lenders, agrees to make loans (collectively, the “Loans”) in U.S. dollars to the Borrower in an aggregate principal amount at any one time outstanding not to exceed such Lender’s Commitment. Loans shall be made on any Borrowing Date only (i) in the minimum aggregate principal amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof, in the case of Eurodollar Loans, and in the minimum aggregate amount of $1,000,000 or in integral multiples of $100,000, in the case of ABR Loans and (ii) in a maximum aggregate principal amount not exceeding the Available Commitment (after giving effect to any repayments or prepayments and any other borrowings of Loans on such Borrowing Date).

(b)            The Borrower acknowledges and confirms that on the Restatement Effective Date, the aggregate outstanding principal amount of the Loans is $247,000,000.00. On the Restatement Effective Date, the parties hereto hereby agree that (i) the Commitments shall be as set forth on Schedule I and the portion of Loans outstanding shall be reallocated in accordance with such Commitments set forth on Schedule I and the requisite assignments shall be deemed to be made on the Restatement Effective Date in such amounts by and between the Lenders and from each Lender to each other Lender, with the same force and effect as if such assignments were evidenced by an applicable Assignment and Acceptance. Notwithstanding anything to the contrary in Section 10.03 or any other provision hereof, no other documents or instruments, including any Assignment and Acceptance, shall be executed in connection with these assignments (all of which requirements are hereby waived), and such assignments shall be deemed to be made with all applicable representations, warranties and covenants as if evidenced by an Assignment and Acceptance. On the Restatement Effective Date, the Lenders shall make full cash settlement with each other either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments, reallocations and other changes in Commitments such that after giving effect to such settlements, each Lender’s Pro Rata Share shall be as set forth on Schedule I. In addition, on the Restatement Effective Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, all losses, costs and expenses, if any, incurred as a result of the reallocations provided for in this Section.

Section 2.02          Borrowing Procedure.

In order to borrow Loans, the Borrower shall give a Borrowing Request to the Administrative Agent not later than 12:00 noon, New York time, (i) on the Borrowing Date for ABR Loans and (ii) on the third Business Day before the Borrowing Date for Eurodollar Loans. Upon receipt, the Administrative Agent forthwith shall give notice to each Lender of the substance of the Borrowing Request. Not later than 2:00 P.M., New York time, on the Borrowing Date, each Lender shall make available to the Administrative Agent such Lender’s Pro Rata Share of the requested Loans in funds immediately available at the Administrative Agent’s office specified pursuant to Section 11.08(a). Subject to satisfaction, or waiver by the Lenders required to waive any condition precedent not satisfied, of each of the applicable conditions precedent contained in Article VI, on the Borrowing Date the Administrative Agent shall make available, in like funds, to the Borrower the amounts received by the Administrative Agent from the Lenders.

Section 2.03          Termination, Reduction, Increase and Extension of Commitments.

(a)    Unless previously terminated, the Commitments shall terminate on the Termination Date.

(b)   The Borrower may terminate the Total Commitment, or reduce the amount thereof, by (i) giving written notice to the Administrative Agent, not later than 5:00 P.M., New York time, on the fifth Business Day prior to the date of termination or reduction and (ii) paying the amount of the Commitment Fees accrued through such date of termination or reduction. Reductions of the Total Commitment shall be in the amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if the amount of the Available Commitment is less than $5,000,000, then all of such lesser amount), but shall not exceed the Available Commitment in effect immediately before giving effect to such reduction. Any termination, and all reductions, of the Total Commitment shall be permanent.

(c)    The Borrower may from time to time, at its sole expense and effort after consulting with the Administrative Agent, request: (i) one or more Lenders to increase (in the sole and absolute discretion of each such Lender) the amount of their respective Commitments and/or (ii) one or more other lending institutions reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld) (each, a “New Lender”) to become “Lenders” and extend Commitments hereunder (each such Lender and each New Lender being herein referred to as a “Proposed Lender”). To request an increase pursuant to this Section 2.03(c), the Borrower shall submit to the Administrative Agent an Increase Request, in the form annexed hereto as Exhibit G, signed by the Borrower, which shall be irrevocable and shall specify, as the case may be: (A) each such Lender and the amount of the proposed increase in its Commitment, or (B) the proposed Commitment for such New Lender. Promptly following receipt of an Increase Request, the Administrative Agent shall advise each Lender of the details thereof. If one or more of such Proposed Lenders shall have unconditionally agreed to such Increase Request in a writing delivered to the Borrower and the Administrative Agent (each such existing Lender and New Lender being hereinafter referred to as an “Incremental Lender”), then: (1) each such Incremental Lender which shall then be an existing Lender shall have its Commitment increased by the amount set forth in such

Increase Request, and (2) each such New Lender shall be and become a “Lender” hereunder having a Commitment equal to the amount set forth therefor in such Increase Request, provided, however, that in each such case: (I) immediately before and after giving effect thereto, no Default or Event of Default shall or would exist, (II) each such Incremental Lender shall have executed and delivered to the Administrative Agent a supplement to this Agreement, in the form annexed hereto as Exhibit I, providing for its increased Commitment or its Commitment, as applicable, in form approved by the Administrative Agent, (III) immediately after giving effect thereto, the Total Commitment under this Agreement shall not exceed $500,000,000, (IV) each such Increase Request shall be in an aggregate minimum amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof, and (V) the Commitment extended by any such Incremental Lender which is a New Lender shall be in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

(d)   Simultaneously with each increase in the aggregate amount of the Commitments under Section 2.03(c), each Incremental Lender shall, to the extent necessary, purchase from each other Lender, and each other Lender shall sell to each Incremental Lender, in each case at par and without representation, warranty, or recourse (in accordance with and subject to the restrictions contained in Section 10.03), such principal amount of the Loans of such other Lender, together with all accrued and unpaid interest thereon, as will result, after giving effect to such transaction, in each Lender’s Applicable Percentage of Loans outstanding being equal to such Lender’s Applicable Percentage of all Loans, provided that each such assignor Lender shall have received (to the extent of the interests, rights and obligations assigned) payment of the outstanding principal amount of such Loans, accrued interest thereon, accrued fees, commissions and all other amounts payable to it under the Credit Documents from the applicable assignee Lenders (to the extent of such outstanding principal and accrued interest, fees and commissions) or the Borrower (in the case of all other amounts).

(e)    The Borrower may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) not less than 30 days and not more than 90 days prior to the first, second, third, fourth and/or fifth anniversary of the Restatement Effective Date, an Extension Request, in the form annexed hereto as Exhibit H, signed by the Borrower, request that the Lenders extend the Termination Date then in effect and the Commitments for an additional period of one year. Each Lender shall, by notice to the Borrower and the Administrative Agent given not later than the 15th day after the date of the Administrative Agent’s receipt of the Borrower’s extension request, advise the Borrower whether or not it agrees to the requested extension (each Lender agreeing to a requested extension being called a “Consenting Lender” and each Lender declining to agree to a requested extension being called a “Declining Lender”). Any Lender that has not so advised the Borrower and the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender. If Lenders constituting the Required Lenders shall have agreed to an extension request in their sole and absolute discretion, then the Termination Date shall, as to the Consenting Lenders, be extended to the first anniversary of the Termination Date theretofore in effect. The decision to agree or withhold agreement to any Termination Date extension shall be at the sole discretion of each Lender. The Commitment of any Declining Lender shall terminate on the Termination Date in effect prior to giving effect to any such extension (such Termination Date being called the “Existing Termination Date”). Notwithstanding the foregoing provisions of this Section 2.03(e), the Borrower shall have the right, with the prior written consent (not to be unreasonably withheld) of the Administrative Agent, at any time prior to the Existing Termination Date, to replace a Declining Lender with a Lender or Eligible Institution that will agree to a request for the extension of the Termination Date then in effect, and any such Replacement Lender shall for all purposes constitute a Consenting Lender; provided, however, that in each such case (i) each such Replacement Lender shall have executed and delivered to the Administrative Agent a supplement to this Agreement, in the form annexed hereto as Exhibit J, providing for its Commitment, and (ii) the Declining Lender shall assign, in accordance with Section 10.03(a), all or part, as the case may be, of its Loans, Commitment, Revolving Credit Note and other rights and obligations under this Agreement and all other Credit Documents to such Replacement Lender, in exchange for payment of the principal of, and interest accrued to the date of such payment on, Loans owing to such Declining Lender and any accrued Commitment Fees owing to such Declining Lender; and upon such payments, the obligations of such Declining Lender hereunder in respect of its Commitment shall, by the provisions hereof, be released and discharged and such Replacement Lender shall be and become a “Lender” hereunder having a Commitment equal to the amount set forth therefor in such supplement. Notwithstanding the foregoing, no extension of the Termination Date pursuant to this paragraph shall become effective unless (i) the Administrative Agent shall have received documents consistent with those delivered with respect to the Lender under Section 6.01(c), (d), (e)(ii) (it being understood and agreed that the date referred to in Section 6.01(e)(ii) shall refer to the date of the then most recently delivered audited financial statements required to be delivered pursuant to Section 7.01(a)(i)), (e)(iii), (e)(iv) and (e)(v), giving effect to such extension and (ii) on the date on which the Required Lenders shall have agreed to an extension request, (A) the conditions set forth in Section 6.02(b) shall be satisfied and (B) the representations and warranties contained in Section 5.01 shall be true and correct in all material respects (except to the extent that any representation or warranty speaks as of a date certain), except for any representation or warranty that is qualified by materiality or reference to Material Adverse Effect (in which case such representation or warranty shall be true and correct in all respects), and the Administrative Agent shall have received a certificate with respect to the matters referred to in clauses (A) and (B) dated such date and executed by a Responsible Officer. Unless a Declining Lender ceases to be a Lender hereunder pursuant to the above provisions in this Section 2.03(e), the Borrower hereby agrees to pay to the Administrative Agent in accordance with the terms of this Agreement, for distribution to the Declining Lenders, all of the outstanding Loans made by the Declining Lenders, together with all accrued and unpaid interest thereon and all accrued fees and other amounts payable to or for the accounts of the Declining Lenders on the Existing Termination Date, and, upon each Declining Lender’s receipt of such amounts, such Declining Lender shall cease to be a Lender hereunder.

Section 2.04          Repayment.

All Loans shall be repaid, together with all accrued and unpaid interest thereon, on the Termination Date.

Section 2.05          Optional Prepayment.

The Borrower may prepay Loans bearing interest on the same basis and having the same Interest Periods, if any, by giving notice to the Administrative Agent not later than 1:00 P.M., New York time, on the third Business Day preceding the proposed date of prepayment, in the case of Eurodollar Loans, or not later than 1:00 P.M., New York time, on the Business Day of the proposed prepayment, in the case of ABR Loans. Each such prepayment of Eurodollar Loans shall be in an aggregate principal amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if the aggregate amount of outstanding Eurodollar Loans is less than $5,000,000, then all of such lesser amount), and each prepayment of ABR Loans shall be in an aggregate amount of $1,000,000 or in integral multiples of $100,000 in excess thereof (or, if the aggregate amount of outstanding ABR Loans is less than $1,000,000, then all of such lesser amount), and, in the case of Eurodollar Loans, together with the amounts required by Section 4.03, accrued interest on the principal being prepaid to the date of prepayment. Subject to the terms and conditions of this Agreement, prepaid Loans may be reborrowed.

Section 2.06          Defaulting Lenders.

(a)    Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)          Commitment Fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 3.07;

(ii)         the Commitment and Loans of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 11.06); provided that any waiver, amendment or modification that would (A) increase the Commitment of such Defaulting Lender or subject such Defaulting Lender to any additional obligations, (B) reduce the principal of, or interest on, the Loans made by such Defaulting Lender or (C) postpone any date fixed for any payment of principal of, or interest on, the Loans made by such Defaulting Lender (which, for avoidance of doubt, shall not include forbearing from exercising remedies as a result thereof), shall require the consent of such Defaulting Lender; and

(iii)         any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent, in the following order of priority: (A) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (B) second, as the Borrower may request (so long as no Default or Event of Default exists) to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, (C) third, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loans under this Agreement, and (D) fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement.

(b)   The Borrower may, by ten Business Days’ notice in writing to the Administrative Agent and a Defaulting Lender, (i) request such Defaulting Lender to cooperate with the Borrower in obtaining a Replacement Lender for such Defaulting Lender; (ii) request the non-Defaulting Lenders to acquire and assume all or a portion of such Defaulting Lender’s Loans and Commitment, but none of such Lenders shall be obligated to do so; or (iii) propose a Replacement Lender. If a Replacement Lender shall be accepted by the Administrative Agent or one or more of the non-Defaulting Lenders shall agree to acquire and assume all or part of a Defaulting Lender’s Loans and Commitment, then such Defaulting Lender shall assign, in accordance with Section 10.03(a), all or part, as the case may be, of its Loans, Commitment, Revolving Credit Note and other rights and obligations under this Agreement and all other Credit Documents to such Replacement Lender or non-Defaulting Lenders, as the case may be, in exchange for payment of the principal of, and interest accrued to the date of such payment on, Loans owing to such Defaulting Lender and any accrued Commitment Fees owing to such Defaulting Lender; and upon such payments, the obligations of such Defaulting Lender hereunder in respect of its Commitment shall, by the provisions hereof, be released and discharged; provided, however, that such Defaulting Lender’s rights under Sections 4.03, 4.04 and 4.06, and its obligations under Section 9.06 shall survive such release and discharge as to matters occurring prior to such date; provided further, however, that such assignment shall be on the terms and conditions set forth in Section 10.03(a). If the Replacement Lender and the non-Defaulting Lenders shall only be willing to acquire less than all of a Defaulting Lender’s outstanding Loans and Commitment, the Commitment of such Defaulting Lender shall not terminate, but shall be reduced proportionately, and such Defaulting Lender shall continue to be a “Lender” hereunder with a reduced Commitment and Pro Rata Share. Upon the effective date of such assignment, such Replacement Lender shall, if not already a Lender, become a “Lender” for all purposes under this Agreement and the other Credit Documents.

(c)    The rights and remedies against a Defaulting Lender under this Section 2.06 are in addition to other rights and remedies that the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender.

(d)   In the event that the Administrative Agent and the Borrower agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans ratably in accordance with its Commitments and such Lender shall no longer be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

INTEREST AND FEES

Section 3.01          Interest Rate Determination; Conversion.

(a)    Except to the extent that the Borrower shall request, in a Borrowing Request, in a Conversion Request or in a written election pursuant to Section 3.03(b), that Loans (or portions thereof) bear interest as Eurodollar Loans, Loans shall bear interest as ABR Loans.

(b)   The Borrower may request, by giving a Conversion Request to the Administrative Agent, not later than 1:00 P.M., New York time, on the third Business Day prior to the requested Conversion Date, that all or portions of the outstanding Loans, in the aggregate principal amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof, in the case of Loans being converted to or continued as Eurodollar Loans, and in the aggregate principal amount of $1,000,000 or in integral multiples of $100,000 in excess thereof (or, if the aggregate principal amount of outstanding Loans is less than $1,000,000, then all such lesser amount), in the case of ABR Loans, bear interest from and after the Conversion Date as either ABR Loans or Eurodollar Loans; provided, however, that during the continuance of any Default or Event of Default that shall have occurred, no Loan (or portion thereof) may be converted into Eurodollar Loans. Upon receipt, the Administrative Agent forthwith shall give notice to each Lender of the substance of each Conversion Request. Upon payment by the Borrower of the amounts, if any, required by Section 4.03, on the Conversion Date the Loans or portions thereof as to which the Conversion Request was made shall commence to accrue interest in the manner selected by the Borrower therein.

Section 3.02          Interest on ABR Loans.

Each ABR Loan shall bear interest from the date made until the date repaid, or (if converted into a Eurodollar Loan) to (but excluding) the first day of any relevant Interest Period, as the case may be, payable in arrears on the last day of each calendar quarter of each year, commencing with the first such date after the Restatement Effective Date, and on the date such Loan is repaid, at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) the Alternate Base Rate in effect from time to time, which rate shall change as and when said Applicable Margin or Alternate Base Rate shall change.

Section 3.03          Interest on Eurodollar Loans.

(a)    Each Eurodollar Loan shall bear interest from the date made until the date repaid or converted to an ABR Loan, payable in arrears, with respect to Interest Periods of three months or less, on the last day of such Interest Period, and with respect to Interest Periods longer than three months, the respective dates that fall every three months after the commencement of such Interest Period and on the last day of such Interest Period, at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) the LIBOR rate for such Interest Period.

(b)   Each Eurodollar Loan shall become an ABR Loan at the end of the Interest Period therefor, unless (i) there shall not have occurred and be continuing a Default or Event of Default and (ii) not later than the third Business Day prior to the last day of such Interest Period, (x) the Borrower shall have delivered to the Administrative Agent an irrevocable written election of the subsequent Interest Period, in which case such Eurodollar Loan shall remain outstanding as a Eurodollar Loan, or (y) the Borrower shall have delivered to the Administrative Agent a Conversion Request with respect thereto, in which case such Eurodollar Loan shall be converted in accordance with Section 3.01(b).

(c)    If, during any period, a Lender shall be required to maintain reserves against “Eurocurrency Liabilities” in accordance with Federal Reserve Board Regulation D (or any successor regulation), the Borrower shall pay additional interest during such period on each outstanding Eurodollar Loan of such Lender (contemporaneously with each interest payment due thereon commencing with the first such payment due at least five Business Days after receipt of the notice referred to in the next sentence) at a rate per annum up to but not exceeding the marginal rate determined by the following formula:

LIBOR	- LIBOR
l -Eurodollar Reserve Percentage

Each Lender shall promptly notify the Borrower, with a copy to the Administrative Agent, upon becoming aware that the Borrower may be required to make a payment of additional interest to such Lender. When requesting payment pursuant to this Section 3.03(c), a Lender shall provide to the Borrower, with a copy to the Administrative Agent, a certificate, signed by an officer of such Lender setting forth, in reasonable detail, the basis of such claim, the amount required to be paid by the Borrower to such Lender and the computations made by such Lender to determine such amount. Absent demonstrable error, such certificate shall be binding as to the amounts of additional interest owing in respect of such Lender’s Eurodollar Loans. Any Lender that gives notice under this Section 3.03(c) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the Borrower) whenever such Lender is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease.

Section 3.04          Interest on Overdue Amounts.

All overdue amounts (including principal, interest and fees) hereunder shall bear interest, payable on demand, at a rate per annum equal to the sum of (i) 2% and (ii) in the case of Eurodollar Loans, the rate then applicable until the end of the current Interest Period therefor, and thereafter the rate of interest applicable to ABR Loans, changing as and when such rate shall change, and in the case of ABR Loans, the rate of interest applicable thereto, changing as and when such rate shall change.

Section 3.05          Day Counts.

Interest on ABR Loans shall be calculated on the basis of (a) a 365- or, if applicable, a 366-day year for the actual number of days elapsed for so long as interest is determined pursuant to clause (i) of the definition of “Alternate Base Rate” and (b) a 360-day year for the actual number of days elapsed for so long as interest is determined based on clause (ii) or clause (iii) of the definition of “Alternate Base Rate”. Interest on all other Loans, and all fees shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

Section 3.06          Maximum Interest Rate.

(a)    Nothing in this Agreement shall require the Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law. Neither this Section nor Section 11.01 is intended to limit the rate of interest payable for the account of any Lender to the maximum rate permitted by the laws of the State of New York (or any other applicable law) if a higher rate is permitted with respect to such Lender by supervening provisions of U.S. Federal law.

(b)   If the amount of interest payable for the account of any Lender on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to this Article III, would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall automatically be reduced to such maximum permissible amount.

(c)    If the amount of interest payable for the account of any Lender in respect of any interest computation period is reduced pursuant to Section 3.06(b) and the amount of interest payable for its account in respect of any subsequent interest computation period would be less than the maximum amount permitted by law to be charged by such Lender, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this Section 3.06(c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to Section 3.06(b).

Section 3.07          Commitment Fees.

The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, on the last day of each calendar quarter of each year, commencing with the first such day after the Restatement Effective Date (or such later date on which such Lender becomes a Lender), and on the Termination Date (or other date on which the Commitment shall terminate) with respect to such Lender, a fee (the “Commitment Fee”) computed by applying (i) on each day on which the applicable Pricing Level set forth below is in effect, the percentage per annum set forth below adjacent to such Pricing Level on such day during the then-ending quarter (or shorter period ending with the Termination Date or any other date on which the Commitment of such Lender shall terminate) to (ii) the amount of such Lender’s Unused Commitment on such day:

Pricing Level	Commitment Fee
I	0.075%
II	0.080%
III	0.100%
IV	0.150%
V	0.175%
VI	0.200%

ARTICLE IV

DISBURSEMENT AND PAYMENT

Section 4.01          Disbursement.

(a)    Each Loan shall be made by the relevant Lender from such Lender’s branch or affiliate identified as its Applicable Lending Office.

(b)   The failure of any Lender to make any Loan to be made by it on the Borrowing Date therefor shall not relieve any other Lender of its obligation to make its Loan or Loans on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

(c)    The Administrative Agent may, but shall not be required to, advance on behalf of any Lender the amount of such Lender’s Loan to be made on a Borrowing Date, unless such Lender shall have notified the Administrative Agent prior to such Borrowing Date that it does not intend to make such Loan on such date. If the Administrative Agent makes any such advance, the Administrative Agent shall be entitled to recover the amount so advanced on demand from the Lender on whose behalf such advance was made and, if such Lender does not pay the Administrative Agent the amount of such advance on demand, the Borrower agrees promptly to repay such amount to the Administrative Agent. Until such amount is repaid to the Administrative Agent by such Lender or the Borrower, such advance shall be deemed for all purposes to be a Loan made on such Borrowing Date by the Administrative Agent. The Administrative Agent shall be entitled to recover from the Lender or the Borrower, as the case may be, interest on the amount advanced by it for each day from the Borrowing Date therefor until repaid to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate until the third Business Day after the date of the advance and, thereafter, at the rate per annum equal to the relevant rate on Loans made on the relevant Borrowing Date.

Section 4.02          Method and Time of Payments; Sharing among Lenders.

(a)    All funds received by the Administrative Agent for the account of the Lenders in respect of payments made by the Borrower under, or from any other Person on account of, any Credit Document shall be distributed forthwith by the Administrative Agent among the Lenders, in like funds as received, ratably in proportion to their respective interests therein. Each payment of Commitment Fees and each reduction of the Total Commitment shall be apportioned among the Lenders in proportion to each Lender’s Pro Rata Share.

(b)   All payments by the Borrower hereunder shall be made without setoff or counterclaim to the Administrative Agent, for its account or for the account of the Lender or Lenders entitled thereto, as the case may be, in U.S. dollars and in immediately available funds at the office of the Administrative Agent prior to 3:00 P.M., New York time, on the date when due; provided, however, that the Borrower shall have setoff rights with respect to any Defaulting Lender with the application of any amounts payable to a Defaulting Lender to be administered by the Administrative Agent pursuant to Section 2.06(a)(iii).

(c)    Whenever any payment from the Borrower shall be due on a day that is not a Business Day, the date of payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(d)   Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment from the Borrower is due that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.

(e)    If any Lender shall receive from the Borrower or any other Person any amount owing under any Credit Document (whether received pursuant to the exercise of any right of set-off, banker’s lien, realization upon any security held for or appropriated to such obligation or otherwise) other than in proportion to such Lender’s ratable share thereof, then such Lender shall purchase from each other Lender a participating interest in so much of the other Lenders’ Loans as shall be necessary in order that each Lender shall share such payment with each of the other Lenders in proportion to each Lender’s ratable share; provided that nothing herein contained shall obligate any Lender to apply any set-off, banker’s lien or collateral security first to the obligations of the Borrower hereunder if the Borrower is obligated to such Lender pursuant to other loans or notes. If any purchasing Lender shall be required to return any excess payment received by it, such participation shall be rescinded and the purchase price restored to the extent of such return, but without interest.

Section 4.03          Compensation for Losses.

(a)    If (i) the Borrower makes a prepayment, or a Conversion Date occurs, other than on the last day of the relevant Interest Period, (ii) the Borrower fails to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, (iii) the Borrower revokes any Borrowing Request for Eurodollar Loans, (iv) Eurodollar Loans (or portions thereof) are converted into ABR Loans pursuant to Section 4.05 at any time other than at the end of an Interest Period or

(v) Loans (or portions thereof) shall become or be declared to be due prior to the scheduled maturity thereof, then the Borrower shall pay to each Lender an amount that will compensate such Lender for any loss (other than lost profit) or premium or penalty incurred by such Lender as a result of such prepayment, conversion, declaration or revocation in respect of funds obtained for the purpose of making or maintaining such Lender’s Eurodollar Loans, or any portion thereof. Such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so paid or prepaid, or not borrowed or converted, for the period from the date of such payment or prepayment or conversion or failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure to borrow) in each case at the applicable rate of interest for such Eurodollar Loan provided for herein (excluding, however, any Applicable Margin included therein) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank deposit market.

(b)   In connection with a demand for payment pursuant to this Section 4.03, a Lender shall provide to the Borrower, with a copy to the Administrative Agent, a certificate, signed by an officer of such Lender, setting forth in reasonable detail the amount required to be paid by the Borrower to such Lender and the computations made by such Lender to determine such amount. In the absence of demonstrable error, such certificate shall be conclusive as to the amount so required to be paid.

Section 4.04          Withholding and Additional Costs.

(a)    Withholding.

(i)           To the extent permitted by law, all payments under this Agreement and under the Revolving Credit Notes (including payments of principal and interest) shall be payable to each Lender free and clear of any and all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges other than Excluded Taxes (collectively, “Taxes”). If any Taxes are required to be withheld or deducted from any amount payable under this Agreement, then the amount payable under this Agreement shall be increased to the amount which, after deduction from such increased amount of all Taxes required to be withheld or deducted therefrom, will yield to such Lender the amount stated to be payable under this Agreement. The Borrower shall also hold each Lender harmless and indemnify it for any stamp or other taxes with respect to the preparation, execution, delivery, recording, performance or enforcement of the Credit Documents (all of which shall be included within “Taxes”). If any of the Taxes specified in this Section 4.04(a) are paid by any Lender, the Borrower shall, upon demand of such Lender, promptly reimburse such Lender for such payments, together with any interest, penalties and expenses incurred in connection therewith; provided, however, that the Borrower shall not be required to reimburse any Lender for any penalties incurred or caused by the failure or delay on the part of such Lender to pay any of the Taxes specified in this Section 4.04(a). The Borrower shall deliver to the Administrative Agent certificates or other valid vouchers for all Taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder. Notwithstanding the foregoing, the Borrower shall be entitled, to the extent required to do so by law, to deduct or withhold (and shall not be required to make payments as otherwise required by this Section 4.04 on account of such deductions or withholdings) income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of any Lender other than a Lender (A) that is a U.S. Person for U.S. federal income tax purposes or (B) that has the Prescribed Forms on file with the Borrower for the applicable year to the extent deduction or withholding of such taxes is not required as a result of such filing of such Prescribed Forms; provided that, if the Borrower shall so deduct or withhold any such taxes, the Borrower shall provide a statement to the Administrative Agent and such Lender, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender may reasonably request for assisting such Lender to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender is subject to tax.

(ii)             any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(A)        in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (the “Prescribed Forms”) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)       executed copies of IRS Form W-8ECI;

(C)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(D)       to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(iii)             any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(iv)              Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(b)   Additional Costs. Subject to Sections 4.04(c), (d) and (e):

(i)               Without duplication of any amounts payable described in Section 3.03(c) or 4.03(a), if after the date hereof, any Regulatory Change shall (1) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Lender’s Commitment or Loans, (2) subject the Administrative Agent or any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes (other than Taxes measured by the overall capital or net worth of the Administrative Agent or such Lender) and (C) Other Connection Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (3) impose on any Lender (or such Lender’s Applicable Lending Office) any other condition regarding this Agreement, its Commitment or the Loans and the result of any event referred to in clause (1), (2) or (3) shall be to increase the cost to such Lender (or such Lender’s Applicable Lending Office) of maintaining its Commitment or any Eurodollar Loans made by such Lender (which increase in cost shall be calculated in accordance with such Lender’s reasonable averaging and attribution methods) by an amount which such Lender deems to be material, then, upon demand by such Lender, the Borrower shall pay to the Administrative Agent or such Lender, as the case may be, on demand, an amount equal to such increase in cost; and

(ii)                Without duplication of any amounts payable described in Section 3.03(c) or 4.03(a), if any Lender shall have determined that any Regulatory Change relating to capital adequacy or liquidity (including any Regulatory Change made prior to the date hereof but not effective until after the date hereof), or compliance by such Lender (or such Lender’s Applicable Lending Office) with any Regulatory Change regarding capital adequacy or liquidity (whether or not having the force of law), has or would have the effect of, reducing the rate of return on capital for such Lender (or such Lender’s Applicable Lending Office) or any corporation controlling such Lender as a consequence of its obligations under this Agreement to a level below that which such Lender (or such Lender’s Applicable Lending Office) or such corporation could have achieved but for such Regulatory Change (taking into consideration such Lender’s (or such Lender’s Applicable Lending Office) or such corporation’s policies with respect to capital adequacy or liquidity), then from time to time, upon demand by such Lender, the Borrower shall pay to such Lender, on demand, such additional amount or amounts as will compensate such Lender (or such Lender’s Applicable Lending Office) or such corporation for such reduction.

(c)    Lending Office Designations. Before making any demand for payment pursuant to this Section 4.04, each Lender shall, if possible, designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

(d)   Certificate, Etc. In connection with any demand for payment pursuant to this Section 4.04, a Lender shall provide to the Borrower, with a copy to the Administrative Agent, a certificate, signed by an officer of such Lender, setting forth in reasonable detail the basis for such demand, the amount required to be paid by the Borrower to such Lender and the computations made by such Lender to determine such amount.

(e)    Limitations; Delay in Requests.  The Borrower shall not be obligated to compensate a Lender for any amount under Section 4.04(b) arising or occurring more than (i) 90 days prior to the date on which an office of such Lender primarily responsible for the administration of this Agreement obtains actual knowledge that such Lender is entitled to such compensation or (ii) nine months prior to the date that such Lender notifies the Borrower of the Regulatory Change giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Regulatory Change giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(f)     FATCA. If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by any Requirement of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 4.04(f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)    Cooperation. The Borrower agrees, upon the request of the Administrative Agent or any Lender, promptly to execute, deliver and complete such forms, certificates and other documents, make such filings and otherwise cooperate with the Administrative Agent or such Lender, in each case as the Administrative Agent or such Lender may reasonably request from time to time, in order for the Administrative Agent or such Lender to establish that the Administrative Agent or such Lender is not subject to, or is entitled to a reduction in the amount of or exemption from, any deduction, withholding or other Taxes with respect to any payments to the Administrative Agent or such Lender for principal, interest, fees or other amounts under the Credit Documents, including United Kingdom HM Revenue & Customs’ Form DTTP2.

Section 4.05          Funding Impracticable; Alternate Rate of Interest.

(a)             If at any time any Lender shall have determined in good faith (which determination shall be conclusive) that the making or maintenance of all or any part of such Lender’s Eurodollar Loans has been made impracticable or unlawful because of compliance by such Lender in good faith with any law or guideline or interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of such body (whether or not having the effect of law) then the Administrative Agent, upon notification to it of such determination by such Lender, shall forthwith advise the other Lenders and the Borrower thereof. Upon such date as shall be specified in such notice and until such time as the Administrative Agent, upon notification to it by such Lender, shall notify the Borrower and the other Lenders that the circumstances specified by it in such notice no longer apply, (i) notwithstanding any other provision of this Agreement, such Eurodollar Loans shall, automatically and without requirement of further notice, or any payment pursuant to Section 4.03 or 4.04, by the Borrower, be converted to ABR Loans, and (ii) the obligation of such Lender to make or continue Eurodollar Loans shall be suspended, and, if the Borrower shall request in a Borrowing Request or Conversion Request that the Lenders make a Eurodollar Loan, the Loan requested to be made by such Lender shall instead be made as an ABR Loan.

(b)            If prior to the commencement of any Interest Period for a Eurodollar Loan:

(i)            the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period; or

(ii)            the Administrative Agent is advised by the Required Lenders that (A) U.S. dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period, or (B) LIBOR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders (upon the instruction of the Required Lenders with respect to notice given pursuant to clause (ii) above) that the circumstances giving rise to such notice no longer exist, (i) any Conversion Request that requests the conversion of any Loan to, or continuation of any Loan as, a Eurodollar Loan shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Loan, such Loan shall be made as an ABR Loan. Any Eurodollar Loans outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such Eurodollar Loans into ABR Loans unless such suspension has then ended.

(c)             Notwithstanding anything to the contrary in Section 4.05(b) above, if the Administrative Agent has made the determination (or the Required Lenders have made such determination and directed the Administrative Agent to act thereon) (such determination to be conclusive and binding absent manifest error) that (i) the circumstances described in Section 4.05(b)(i) have arisen and that such circumstances are unlikely to be temporary, (ii) LIBOR is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated commercial loan market in the applicable currency or (iii) the applicable supervisor or administrator (if any) of LIBOR or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR shall no longer be available or used for determining interest rates for loans in the U.S. syndicated loan market, then the Administrative Agent and the Borrower may establish an alternate rate of interest to LIBOR and related adjustments, in each case giving due consideration to any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Federal Reserve Board and/or the Federal

Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto or any evolving or then existing prevailing U.S. syndicated commercial loan market convention for such alternate rate of interest and related adjustments at such time (the “Replacement Rate”), but, for the avoidance of doubt, the related adjustments shall not include a reduction of the Applicable Margin. In connection with the establishment of the Replacement Rate, this Agreement and the other Credit Documents shall be amended by the Borrower and the Administrative Agent to effect the provisions of this Section 4.05(c), which amendment shall, notwithstanding anything to the contrary in this Agreement or the other Credit Documents (including, without limitation, Section 11.06), become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment, with reasonable explanations for such objection. The Replacement Rate shall, upon its effectiveness, replace LIBOR for all purposes under the Credit Documents unless and until (A) an event described in Section 4.05(b)(i), (c)(i), (c)(ii) or (c)(iii) occurs with respect to the Replacement Rate or (B) the Administrative Agent (upon the instruction of the Required Lenders) notifies the Borrower that the Replacement Rate does not adequately and fairly reflect the cost to such Lenders of funding the Loans bearing interest at a rate based on the Replacement Rate, and in which case, the provisions of the last paragraph of Section 4.05(b) shall apply to any Loans accruing interest at a rate based on the Replacement Rate in the same manner as would apply to Eurodollar Loans affected by the same circumstances. The Replacement Rate shall be applied by the Administrative Agent in a manner consistent with market practice or, to the extent such market practice is not administratively feasible for the Administrative Agent, in a manner as otherwise reasonably determined by the Administrative Agent. In no event shall the Replacement Rate be less than zero for the purposes of this Agreement.

(d)                The interest rate on Eurodollar Loans is determined by reference to LIBOR, which is derived from the London interbank offered rate. LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the IBA for purposes of the IBA setting LIBOR. As a result, it is possible that commencing in 2022, LIBOR may no longer be available or deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. In the event LIBOR is no longer available, or in certain other circumstances set forth in this Section 4.05, this Section 4.05 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify Borrower, pursuant to this Section 4.05, in advance of any change to the reference rate upon which the interest rate of Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of LIBOR or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to this Section 4.05, will be similar to, or produce the same value or economic equivalence of, LIBOR or have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability.

Section 4.06          Expenses; Indemnity; Damage Waivers.

(a)    The Borrower agrees, whether or not any Loan is made, to pay or reimburse the Administrative Agent all of its reasonable out-of-pocket fees and expenses incurred in connection with the development, preparation, negotiation, execution, closing and syndication of, the Credit Documents and the administration of the credit facility established under the Credit Documents and any amendment, supplement or modification thereto (whether or not executed or effective) and any documents prepared in connection therewith, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and the maintenance of an electronic platform (including without limitation charges of Debtdomain or any similar electronic information platform) or information transmission systems in connection with this Agreement.

(b)   The Borrower agrees to pay all reasonable out-of-pocket fees and expenses incurred by the Administrative Agent and, after the occurrence and during the continuance of an Event of Default, the Joint Lead Arrangers, the Joint Bookrunners or any Lender (including, without limitation, the reasonable fees and disbursements of one counsel to the Administrative Agent, unless (and to the extent) conflicts of interest require the use of more than one counsel) in connection with the enforcement of, and the protection of their respective rights under, any provision of any Credit Document or any amendment or supplement to this Agreement (including all such fees and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any bankruptcy proceeding).

(c)    The Borrower agrees to indemnify the Administrative Agent, the Joint Lead Arrangers, the Joint Bookrunners, each of the Lenders and each of their respective Affiliates and their respective directors, officers, employees, agents and advisors (each, an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of any Credit Document or any agreement or instrument contemplated by any Credit Document, the performance by the parties thereto of their respective obligations under any Credit Document or the consummation of the transactions contemplated by any Credit Document, (ii) the use of the proceeds of the

Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. In connection with any claim for indemnification pursuant to this Agreement by more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel selected by the Indemnitees; provided that if such legal counsel determines in good faith that representing all such Indemnitees is reasonably likely to result in a conflict of interest under laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation.

(d)   All amounts due under this Section 4.06 shall be payable in immediately available funds upon written demand therefor.

(e)    To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (c) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

Section 4.07          Survival.

The provisions of Sections 4.03, 4.04, 4.06 and 9.06, shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the reduction or termination of any Commitments, the invalidity or unenforceability of any term or provision of any Credit Document, or any investigation made by or on behalf of the Lenders.

Section 4.08          Replacement of a Lender.

Notwithstanding anything to the contrary contained herein, if any Lender shall request compensation pursuant to Section 4.04(b)(i) or (ii) then, in each case, the Borrower may require that such Lender transfer all of its right, title and interest under this

Agreement and such Lender’s Revolving Credit Notes to one or more of the other Lenders or any other lender identified by the Borrower and reasonably acceptable to the Administrative Agent as a Replacement Lender which is willing to assume all of the obligations of such Lender, for consideration equal to the outstanding principal amount of such Lender’s Loans, together with interest thereon to the date of such transfer and all other amounts payable under the Credit Documents to such Lender on or prior to the date of such transfer (including, without limitation, any fees accrued hereunder and any amounts which would be payable under Section 4.03 as if all of such Lender’s Loans were being prepaid in full on such date). Subject to the execution and delivery of new notes, an Assignment and Acceptance, and such other documents as such Lender may reasonably require, such Replacement Lender shall be a “Lender” for all purposes hereunder. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements of the Borrower contained in Sections 4.04 and 4.06 (without duplication of any payments made to such Lender by the Borrower or the Replacement Lender) shall survive for the benefit of any Lender replaced under this Section 4.08 with respect to the time prior to such replacement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01          Representations and Warranties.

The Borrower represents and warrants to the Administrative Agent and each Lender as follows:

(a)    Corporate Existence.

(i)        The Borrower and each of its Significant Subsidiaries has been duly organized or formed and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation;

(ii)       the Borrower and each of its Significant Subsidiaries has the corporate (or analogous) power and authority and all necessary governmental licenses, authorizations, consents and approvals material to the ownership of its assets and the carrying on of its business except as would not be reasonably expected to have a Material Adverse Effect;

(iii)      the Borrower has the power and authority and all governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Agreement and the Revolving Credit Notes; and

(iv)      the Borrower is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except any such failure to be qualified, licensed or in good standing as would not be reasonably expected to have a Material Adverse Effect.

(b)   Corporate Authorization; No Contravention. The execution, delivery, and performance by the Borrower of the Credit Documents have been duly authorized by all necessary corporate action and do not and will not:

(i)       contravene the terms of the Borrower’s articles of incorporation, bylaws or other organizational document;

(ii)       conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation, injunction, order or decree to which the Borrower is a party or by which it is bound including, without limitation, the CPUC Order; or

(iii)      violate any Requirement of Law.

(c)    Governmental Authorization. No consent, approval, authorization or order of any Governmental Authority is required for due execution, delivery and performance by the Borrower of the Credit Documents, other than the CPUC Order, which has been obtained and is in full force and effect.

(d)   Binding Effect. This Agreement is, and the Revolving Credit Notes when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(e)    Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened at law, in equity, in arbitration or before any Governmental Authority, against the Borrower, or its Subsidiaries or any of their respective Property which (i) purport to affect or pertain to this Agreement, or any of the transactions contemplated hereby; or (ii) would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of any Credit Document or directing that the transactions provided for herein not be consummated as herein provided.

(f)     No Default. No Default or Event of Default exists or would result from the incurring of the Obligations by the Borrower under this Agreement. Neither the Borrower, nor any of its Significant Subsidiaries, is in default under or with respect to any Contractual Obligation which, individually or together with all such defaults, would have a Material Adverse Effect.

(g)  ERISA Compliance. (i) Each Qualified Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law, including all requirements under the Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and to the best knowledge of the Borrower, benefits have been paid in accordance with the provisions of such Plan.

(ii)          Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the Code or is the subject of a favorable IRS opinion letter, the IRS has not determined that any amendment to any Qualified Plan does not qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification or tax-exempt status.

(iii)         There is no material outstanding liability under Title IV of ERISA (other than the liability of the Plan to pay benefits) with respect to any Plan maintained or sponsored by the Borrower or any ERISA Affiliate (as to which the Borrower is or may be liable), or with respect to any Plan to which the Borrower or any ERISA Affiliate (wherein the Borrower is or may be liable) contributes or is obligated to contribute.

(iv)         None of the Pension Plans has any Unfunded Pension Liability in excess of ten percent (10%) of the Net Worth as to which the Borrower is or may be liable.

(v)         No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan maintained or sponsored by the Borrower or to which the Borrower is obligated to contribute.

(vi)         There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Borrower or its assets, (ii) any ERISA Affiliate with respect to any Qualified Plan of the Borrower, or (iii) any fiduciary with respect to any Plan for which the Borrower may be directly or indirectly liable, through indemnification obligations or otherwise, which would be reasonably likely to have a Material Adverse Effect.

(vii)       The Borrower has not incurred nor reasonably expects to incur (i) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Qualified Plan except for liability that would not be reasonably expected to have a Material Adverse Effect.

(viii)       The Borrower has not transferred any Unfunded Pension Liability to any entity other than an ERISA Affiliate or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA except as would not be reasonably expected to have a Material Adverse Effect.

(ix)         The Borrower has not engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which would have a Material Adverse Effect.

(h)  Use of Proceeds; Margin Regulations. No Loans will be used, directly or indirectly, (i) to purchase or carry Margin Stock or (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

(i)    Title to Property. The Borrower and each of its Significant Subsidiaries has sufficient and legal title in fee simple to or valid leasehold interest in all its real Property, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. Such Property is free and clear of all Liens, except Permitted Liens.

(j)    Taxes. The Borrower and its Subsidiaries have filed all federal and other material tax returns and reports required to be filed and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their respective Property, income or assets otherwise due and payable except (a) those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, and (b) those levied or imposed on Subsidiaries other than Significant Subsidiaries the nonpayment of which would not, in the aggregate, have a Material Adverse Effect. To the best knowledge of the Borrower, there is no proposed tax assessment against the Borrower or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect.

(k)  Financial Condition. The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of December 31, 2019 and the related consolidated statements of income, changes in shareholders’ equity and cash flows for the period then ended, copies of which have been furnished to the Administrative Agent and the Lenders, fairly present the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of, and the results of its operations and cash flows for, the period then ended, applied on a consistent basis. Such financial statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, are complete and accurate, and show all material indebtedness and other liabilities of the Borrower and its consolidated Subsidiaries as of the date thereof (including liabilities for taxes and material commitments).

(l)    Environmental Matters.

(i)          The operations of the Borrower and each of its Subsidiaries comply with all Environmental Laws except where such noncompliance would not have a Material Adverse Effect.

(ii)         The Borrower and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law (“Environmental Permits”) necessary for its operations, and all such Environmental Permits are in good standing, and the Borrower and each of its Subsidiaries are in compliance with all terms and conditions of such Environmental Permits, except where the failure so to obtain, be in good standing or be in compliance would not have a Material Adverse Effect.

(iii)        None of the Borrower, any of its Subsidiaries or any of their present Property or operations is subject to any outstanding written order from or agreement with any Governmental Authority or other Person, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material which would have a Material Adverse Effect.

(iv)        There are no conditions or circumstances which may give rise to any Environmental Claim arising from the operations of the Borrower or its Subsidiaries which would have a Material Adverse Effect. Without limiting the generality of the foregoing, except as would not, in the aggregate, have a Material Adverse Effect (i) neither the Borrower nor any of its Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws or (y) that are leaking or disposing of Hazardous Materials offsite and (ii) the Borrower and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA or any other Environmental Law.

(m)  Investment Company. Neither the Borrower nor any Person controlling the Borrower is an “Investment Company” within the meaning of the Investment Company Act of 1940.

(n)  Labor Relations. There are no strikes, lockouts or other labor disputes against the Borrower or any of its Subsidiaries or, to the best of the Borrower’s knowledge, threatened against or affecting the Borrower or any of its Subsidiaries which would have a Material Adverse Effect, and no significant unfair labor practice complaint is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them before any Governmental Authority which would have a Material Adverse Effect.

(o)  Insurance. The Property of the Borrower and its Significant Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar Property in localities where the Borrower or such Significant Subsidiary operates.

(p)  Full Disclosure. None of the representations or warranties made by the Borrower in this Agreement as of the date of such representations and warranties, and none of the statements contained in any certificate furnished by or on behalf of the Borrower in connection with this Agreement contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

(q)  Compliance with Applicable Laws. Neither the Borrower nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default would have a Material Adverse Effect. The Borrower and each Subsidiary is complying in all material respects with all applicable statutes and regulations, including ERISA and applicable occupational, safety and health and other labor laws, of all Governmental Authorities, a violation of which would have a Material Adverse Effect.

(r)   Ranking. The Obligations of the Borrower to the Lenders to be undertaken under the Credit Documents rank senior to or pari passu with other Unsecured Debt of the Borrower.

(s)            Anti-Corruption Laws and Anti-Terrorism Laws.

(i)            None of the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower or any of its Subsidiaries, any director, officer, employee, agent or Affiliate of the Borrower or any of its Subsidiaries is a Person that is, or is owned or controlled by Persons that are: (A) the subject of any

Sanctions or (B) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.

(ii)           Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and each such Subsidiary thereof with Sanctions, Anti-Corruption Laws and Anti-Terrorism Laws.

(iii)          The operations of the Borrower and its Subsidiaries are conducted in compliance with all applicable Anti-Corruption Laws and Anti-Terrorism Laws and no action, suit or proceeding by or before any Governmental Authority involving the Borrower or any of its Subsidiaries with respect to any potential violation of the Anti-Corruption Laws or Anti-Terrorism Laws is pending, or to the knowledge of the Borrower threatened in writing. The Borrower has provided to the Administrative Agent and the Lenders all information that has been requested regarding the Borrower and its Subsidiaries and its Affiliates necessary Administrative Agent and the Lenders to comply with “know your customer” and Anti-Terrorism Laws and such information is correct.

(t)    Beneficial Ownership Certification. As of the Restatement Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Restatement Effective Date to the Administrative Agent in connection with this Agreement is true and correct in all respects.

Section 5.02         Survival.

All representations and warranties made by the Borrower in this Agreement, and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement, shall (i) be considered to have been relied upon by the Lenders, (ii) survive the making of Loans regardless of any investigation made by, or on behalf of, the Lenders, and (iii) continue in full force and effect as long as the Commitments have not been terminated and, thereafter, so long as any Loan, fee or other amount payable hereunder remains unpaid.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01         Conditions to the Availability of the Commitments.

The obligations of each Lender hereunder are subject to, and the Lenders’ Commitments shall not become available until the earliest date (the “Restatement Effective Date”) on which each of the following conditions precedent shall have been satisfied or waived in writing by the Lenders:

(a)   This Agreement. The Administrative Agent shall have received this Agreement duly executed and delivered by each of the Lenders and the Borrower.

(b)  The Revolving Credit Notes. The Borrower shall have delivered to the Administrative Agent a duly executed Revolving Credit Note for each Lender that requests a Revolving Credit Note.

(c)   Evidence of Corporate Action. The Lenders shall have received the following:

(i)          The articles of incorporation of the Borrower as in effect on the Restatement Effective Date, certified by the Secretary of State of California as of a recent date and by the Secretary or Assistant Secretary of the Borrower as of the Restatement Effective Date and the bylaws of the Borrower as in effect on the Restatement Effective Date, certified by the Secretary or Assistant Secretary of the Borrower as of the Restatement Effective Date.

(ii)         Certificates of good standing for the Borrower from each of the Secretary of State of California and the Secretaries of State of the states where the Borrower conducts its principal operations (in each case to the extent reasonably available), certifying that the Borrower is in good standing in such states, such certificates to be dated reasonably near the Restatement Effective Date.

(iii)        Copies of the resolutions of the board of directors of the Borrower approving and authorizing the execution, delivery and performance by the Borrower of this Agreement and the Revolving Credit Notes and authorizing the borrowings hereunder, certified as of the Restatement Effective Date by the Secretary or an Assistant Secretary of the Borrower.

(iv)       A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Revolving Credit Notes and any certificates or other documents, to be delivered in connection herewith.

(d)  Opinions of Counsel. The Lenders shall have received a favorable written opinion, dated the Restatement Effective Date, of Thomas Moran, Corporate Secretary of the Borrower, and Morrison & Foerster LLP, in substantially the form of Exhibit D.

(e)   Representations and Warranties; Etc. The following statements shall be true and the Administrative Agent shall have received a certificate signed by a Responsible Officer, dated the Restatement Effective Date, stating that:

(i)          The representations and warranties contained in Section 5.01 of this Agreement are correct on and as of the Restatement Effective Date (except those which are expressly specified to be made as of an earlier date) as though made on and as of such date in all material respects (except for any representation or warranty that is qualified by materiality or reference to Material Adverse Effect (in which case such representation or warranty is true in all respects));

(ii)         Since December 31, 2019, neither the Borrower nor any of its Subsidiaries have entered into or consummated any transaction or transactions, and there has occurred no change, including as a result of a Regulatory Change, affecting the business, credit, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, which would have a Material Adverse Effect;

(iii)        No litigation, proceeding or inquiry before or by any arbitrator or Governmental Authority is continuing or, to the best of the Borrower’s knowledge, threatened which would have a Material Adverse Effect;

(iv)        No event has occurred and is continuing which constitutes a Default or Event of Default; and

(v)        Setting forth reasonably detailed calculations of the ratio of Funded Debt to Total Capitalization as of the most recently ended fiscal quarter for which such calculations are required to be delivered under Section 7.01 of the Existing Credit Agreement and demonstrating that, the Borrower was in compliance with the financial covenant set forth in Section 7.03 of the Existing Credit Agreement as of such fiscal quarter end.

(f)   Existing Credit Agreement. The unpaid portion of the Commitment Fee under and as defined in the Existing Credit Agreement, and any other fees under the Existing Credit Agreement, that have accrued through or are due on the Restatement Effective Date shall have been paid (unless otherwise agreed to by the Lenders).

(g)  Other Documents. The Lenders shall have received such other certificates, opinions and other documents as the Required Lenders reasonably may require.

(h)  Fees and Expenses. The Borrower shall have paid (i) the fees and expenses of counsel to the Administrative Agent in connection with the preparation, negotiation and closing of the Credit Documents and (ii) the fees and other amounts required to be paid to the Administrative Agent and the Lenders on the Restatement Effective Date.

(i)    2019 Audited Financial Statements. The Lenders shall have received the audited consolidated balance sheet of the Borrower as of December 31, 2019 and the related consolidated statements of income, changes in shareholders’ equity and cash flows for the period then ended, audited by PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit relating to the material operations of the Borrower).

(j)    Beneficial Ownership Certification. At least five days prior to the Restatement Effective Date, the Borrower shall have delivered to the Administrative Agent and the Lenders a Beneficial Ownership Certification in relation to the Borrower.

(k)  “Know Your Customer” Information. The Administrative Agent and the Lenders shall have received at least five (5) Business Days prior to the Restatement Effective Date, all documentation and other information about the Borrower and its Subsidiaries that shall have been requested by the Lenders in writing at least ten (10) days prior to the Restatement Effective Date and that the Lenders reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

Section 6.02         Conditions to All Loans.

The obligations of the Lenders to make each Loan are subject to the conditions precedent that, on the date of each Loan and after giving effect thereto, each of the following conditions precedent shall have been satisfied or waived in writing by the Lenders required to waive any condition precedent not satisfied:

(a)   Borrowing Request. The Administrative Agent shall have received a Borrowing Request complying with the terms of this Agreement.

(b)  No Default. No Default or Event of Default shall have occurred and be continuing, nor shall any Default or Event of Default occur as a result of the making of such Loan.

(c)   Representations and Warranties. The representations and warranties contained in Section 5.01 shall have been true and correct when made and (except to the extent that any representation or warranty speaks as of a date certain) shall be true and correct on the Borrowing Date with the same effect as though such representations and warranties had been made on such Borrowing Date.

Section 6.03         Satisfaction of Conditions Precedent.

Each of (i) the delivery by the Borrower of a Borrowing Request (unless the Borrower notifies the Lenders in writing to the contrary prior to the Borrowing Date) and

(ii) the acceptance of the proceeds of a Loan shall be deemed to constitute a certification by the Borrower that, as of the Borrowing Date, each of the conditions precedent contained in Section 6.02 has been satisfied with respect to any Loans then being made.

ARTICLE VII

COVENANTS

Section 7.01         Affirmative Covenants.

Until satisfaction in full of all the obligations of the Borrower under the Credit Documents and termination of the Commitments of the Lenders hereunder:

(a)   Financial Statements; Compliance Certificates. The Borrower shall furnish to the Lenders:

(i)          As soon as available, but not later than 120 days after the end of each fiscal year of the Holding Company (A) the audited consolidated balance sheet of the Holding Company as of the end of such fiscal year and the related consolidated statements of income, changes in shareholders’ equity and cash flows for such fiscal year, and (B) the audited unconsolidated balance sheet of the Borrower as of the end of such fiscal year and the related unconsolidated statements of income, changes in shareholders’ equity and cash flows for such fiscal year, each audited by PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit relating to the material operations of the Holding Company and the Borrower), in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail, certified by a Responsible Officer who was involved in the preparation of the financial statements referred to herein.

(ii)         As soon as available, but not later than 60 days after the end of each of the first three quarterly accounting periods in each fiscal year of the Holding Company, (A) the unaudited unconsolidated balance sheet of the Borrower as of the end of such quarterly period and the related unaudited unconsolidated statements of income, changes in shareholders’ equity and cash flows, and (B) the unaudited consolidated balance sheet of the Holding Company as of the end of such quarterly period and the related unaudited consolidated statements of income, changes in shareholders’ equity and cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period. Such statements shall be in reasonable detail and certified by a Responsible Officer who was involved in the preparation of the financial statements referred to herein.

(iii)        Concurrently with the delivery of the financial statements referred to in clauses (i) and (ii) above, a certificate of a Responsible Officer (A) stating that, to the best of such officer’s knowledge after reasonable investigation, the Borrower, during such period, has observed or performed all of its covenants and other agreements in all material respects, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (B) showing in detail the calculation supporting such statement in respect of Section 7.03.

(iv)        Any change in the information provided in the Beneficial Ownership Certification delivered to the Administrative Agent that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

(v)         Within five days after the same are sent, copies of all financial statements and reports which the Holding Company sends to its shareholders, and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which the Holding Company may make to, or file with, the SEC.

(vi)        Promptly, such additional financial and other information as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

(b)  Notices. The Borrower shall promptly notify the Administrative Agent (who shall notify each Lender):

(i)          of the occurrence of any Default or Event of Default;

(ii)         of any (A) breach or non-performance of, or any default under any Contractual Obligation of the Borrower or any of its Subsidiaries which would be reasonably expected to result in a Material Adverse Effect; or (B) dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority which would reasonably be expected to result in a Material Adverse Effect;

(iii)        of the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary which, if adversely determined, would have a Material Adverse Effect;

(iv)       of any other litigation or proceeding affecting the Holding Company or the Borrower or any of its Subsidiaries which the Holding Company or the Borrower would be required to report to the SEC pursuant to the Securities Exchange Act of 1934, within four days after reporting the same to the SEC;

(v)        of any ERISA Event affecting the Borrower or any ERISA Affiliate (but in no event more than ten days after such ERISA Event) and promptly after the filing or delivery thereof, (i) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (ii) any notice delivered by the PBGC to the Borrower or any ERISA Affiliate with respect to such ERISA Event;

(vi)        upon becoming aware of any Material Adverse Effect;

(vii)      upon becoming aware of any change in the Borrower’s Senior Debt Rating by Moody’s or S&P;

(viii)     following any change in accounting policies or financial reporting practices; and

(ix)        upon becoming aware of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Borrower or any Subsidiary which would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 7.01(b) shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein.

(c)   Preservation of Corporate Existence, Etc. The Borrower shall and shall cause each of its Significant Subsidiaries to:

(i)          preserve and maintain in full force and effect its corporate (or analogous) existence and good standing under the laws of its state or jurisdiction of incorporation or formation except as permitted under Section 7.02(b) hereof;

(ii)         preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or useful in the normal conduct of its business, except as would not be reasonably expected to have a Material Adverse Effect;

(iii)        use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having business relations with it, except as would not be reasonably expected to have a Material Adverse Effect; and

(iv)        preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which would have a Material Adverse Effect.

(d)  Maintenance of Property. The Borrower shall maintain, and shall cause each of its Significant Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and except as permitted under Section 7.02(b) hereof.

(e)   Insurance. The Borrower shall maintain, and shall cause each Significant Subsidiary to maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers’ compensation insurance, public liability and property and casualty insurance.

(f)   Payments of Obligations. The Borrower shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable (or prior to delinquency), all obligations and liabilities material to the Borrower and its Subsidiaries taken as a whole, including:

(i)          all tax liabilities, assessments and governmental charges or levies upon it or its Property or assets, and

(ii)         all lawful claims which, if unpaid, might by law become a Lien other than a Permitted Lien upon its Property.

except in each case (x) those that are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary or (y) the nonpayment of which would not, in the aggregate, have a Material Adverse Effect.

(g)  Compliance with Laws. The Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist or where such noncompliance would not have a Material Adverse Effect.

(h)  Inspection of Property and Books and Records. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, proper books of record and account,

in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiaries. To the extent permitted by applicable law and subject to Section 11.05, the Borrower will permit, and will cause each of its Subsidiaries to permit, representatives of the Administrative Agent or any Lender to visit and inspect any of their respective Property, to examine their respective corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, employees and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however that so long as no Event of Default shall have occurred and be continuing, the Borrower shall not be obligated to reimburse the Administrative Agent or any Lender for more than one inspection during any calendar year.

(i)    Ranking. The Borrower shall cause all of the Obligations of the Borrower to the Lenders to at all times rank senior to or pari passu with other Unsecured Debt of the Borrower.

(j)    Compliance with Anti-Terrorism Laws. The Borrower shall comply in all material respects with all Anti-Terrorism Laws and regulations applicable to it including, without limitation, (i) ensuring that no Person who owns a controlling interest in or otherwise controls the Borrower is or shall be (A) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, or any other similar list maintained by the OFAC under any authorizing statute, Executive Order or regulation or (B) a Person designated under Section 1(b), (c) or (d) of the Executive Order, any related enabling legislation or any similar executive order and (ii) compliance with all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

Section 7.02         Negative Covenants.

Until satisfaction in full of all the obligations of the Borrower under the Credit Documents and termination of the Commitments of the Lenders hereunder, the Borrower will not, without the written consent of the Required Lenders:

(a)   Liens. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its Property except Permitted Liens.

(b)  Consolidations and Mergers; Disposition of Assets. Merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of, or permit any of its Significant Subsidiaries to merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereinafter acquired) or enter into, or permit any of its Significant Subsidiaries to enter into, any joint venture or partnership with, any Person except:

(i)          any Significant Subsidiary of the Borrower may merge, consolidate or combine with or into, or transfer assets to (A) the Borrower (if the Borrower shall be the continuing or surviving corporation) or (B) any one or more Subsidiaries of the Borrower; provided that if any transaction permitted by this clause (B) shall involve a wholly-owned Subsidiary and a Subsidiary that is not wholly-owned, such wholly-owned Subsidiary shall be the continuing or surviving corporation;

(ii)         any Significant Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another wholly-owned Significant Subsidiary of the Borrower; if immediately after giving effect thereto no Default or Event of Default would exist;

(iii)        the Borrower may merge, consolidate or combine with another entity if (1) the Borrower is the corporation surviving the merger, and (2) immediately after giving effect thereto, no Default or Event of Default would exist; and

(iv)       the Borrower and any Subsidiary may enter into joint ventures and partnerships in the same line of business.

(c)   Investments and Acquisitions. Make, or permit any of its Significant Subsidiaries to make, any Investments or Acquisitions except (i) for Permitted Investments, (ii) as required by any Governmental Authority, and (iii) for Acquisitions; provided that:

(i)           immediately before or after giving effect to each Acquisition, no Default or Event of Default shall or would exist, and immediately after giving effect thereto, all of the representations and warranties contained in this Agreement shall be true and correct with the same effect as though then made,

(ii)          the Person, business or assets acquired is engaged in or useful in the same line of business as the Borrower or any Significant Subsidiary, and

(iii)         such Acquisition shall not be a “hostile” acquisition and shall have been approved by the Board of Directors (or equivalent) and shareholders (or equivalent), if required, of the Borrower or the applicable Significant Subsidiary and the entity to be acquired.

(d)  Transactions with Affiliates. Enter into, or permit any of its Subsidiaries to enter into, any transaction with any Affiliate of the Borrower or of any such Subsidiary except as permitted by this Agreement or in the ordinary course of business and pursuant to the reasonable requirements of the business of the Borrower or such Subsidiary and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

(e)   Compliance with ERISA. Directly or indirectly, or permit any ERISA Affiliate to directly or indirectly (i) terminate, any Qualified Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Administrative Agent) liability to the Borrower or any ERISA Affiliate, (ii) permit to exist any ERISA Event or any other event or condition, which presents the risk of a material (in the opinion of the Administrative Agent) liability of the Borrower or any ERISA Affiliate, or (iii) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material (in the opinion of the Required Lenders) liability to the Borrower or any ERISA Affiliate, (iv) except in the ordinary course of business consistent with past practice, enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which would reasonably be expected to result in any material (in the opinion of the Administrative Agent) liability of the Borrower or any ERISA Affiliate, or (v) permit the present value of all nonforfeitable accrued benefits under each Qualified Plan (using the actuarial assumptions that would be utilized by the PBGC upon termination of such a Qualified Plan) materially (in the opinion of the Required Lenders) to exceed the fair market value of such Qualified Plan’s assets allocable to such benefits, all determined as of the most recent valuation date for each such Qualified Plan; provided, however that any liability of $25,000,000 or less shall not be considered “material” for purposes of this Section 7.02(e).

(f)   [Reserved].

(g)  Restricted Payments. Declare or make any dividend payment or other distribution of assets, Property, cash, rights, obligations or securities on account of any shares of any class of its capital stock or purchase, redeem or otherwise acquire for value (or permit any of its non-wholly-owned Subsidiaries to do so) any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding if a Default or Event of Default has occurred and is continuing or would result therefrom.

(h)  Change in Business. Engage, or permit any of its Subsidiaries to engage, in any material line of business substantially different from those lines of business carried on by it on the date hereof and any and all reasonably related businesses necessary for, in support, furtherance or anticipation of and/or ancillary to or in the preparation for such businesses.

(i)    Use of Proceeds. Use the proceeds of any Loan other than to fund fees and expenses associated with the Existing Credit Agreement or this Agreement and for general corporate purposes. Without limiting the foregoing, the Borrower will not, directly or knowingly indirectly, use the proceeds of any advance, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other Person (A) to fund any activities or business of or with any Person, or in any country or territory, that at the time of such funding, is, or whose government is, the subject of Sanctions, (B) in any other manner that would result in a violation of Sanctions by any Person including, without limitation, the Borrower, the Lenders and the Administrative Agent or (C) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws and Anti-Terrorism Laws.

Section 7.03         Financial Covenant.

Until satisfaction in full of all the obligations of the Borrower under the Credit Documents and termination of the Commitments of the Lenders hereunder, the Borrower will not permit the ratio of Funded Debt to Total Capitalization to exceed 0.70 to 1.00 as of the end of any quarter of any fiscal year of the Borrower.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01         Events of Default

If one or more of the following events (each, an “Event of Default”) shall occur:

(a)   The Borrower shall fail duly to pay any principal of any Loan when due, whether at maturity, by notice of intention to prepay or otherwise; or

(b)  The Borrower shall fail duly to pay any interest, fee or any other amount payable under the Credit Documents within two Business Days after the same shall be due; or

(c)   Any representation or warranty made or deemed made by the Borrower herein, or any statement or representation made in any certificate, report or opinion delivered by or on behalf of the Borrower in connection herewith, shall prove to have been false or misleading in any material respect when so made or deemed made; or

(d)  The Borrower shall fail duly to observe or perform any term, covenant or agreement contained in Sections 7.01(c), 7.02 or 7.03; or

(e)   The Borrower shall fail duly to observe or perform any other term, covenant or agreement contained in this Agreement and such failure shall have continued unremedied for a period of thirty (30) days after a Responsible Officer shall have obtained knowledge thereof; or

(f)   The Borrower or any Subsidiary shall fail to pay any of its obligations for Debt (other than its Obligations hereunder) in an amount of $25,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or any other default or event of default under any agreement or instrument relating to any such obligation shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, or if the maturity of such obligation is accelerated, or any such obligation shall be declared to be due and payable, or required to be prepaid prior to the stated maturity thereof; or

(g)  One or more judgments against the Borrower or any Subsidiary or attachments against its Property, which in the aggregate exceed $25,000,000 not covered by insurance, or the operation or result of which would interfere materially and adversely with the conduct of the business of the Borrower, shall remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of 30 days or more; or any Person shall have filed any suit, action or proceeding which results in the granting of any form of injunction or restraining order, temporary or otherwise, the compliance with which would have a Material Adverse Effect, and which injunction or restraining order is not dissolved (or otherwise terminated) or modified within 30 days so as to eliminate that portion of such injunction or restraining order which would have such Material Adverse Effect; or

(h)  Any order, writ, warrant, garnishment or other process of any court attaching, garnishing, distraining or otherwise freezing assets of the Borrower or any Subsidiary in an amount equal to $25,000,000 or more in value in the aggregate for all such orders, writs, warrants, garnishments shall remain unstayed on appeal, undischarged or undismissed for a period of 30 days or more; or

(i)    (i) The Borrower or any Subsidiary shall commence any case, proceeding, or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debts, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above and such case, proceeding or action shall not have been vacated, discharged or stayed within 60 days from the entry thereof; or (iii) the Borrower or any Subsidiary shall consent to the institution of, or fail to controvert in a timely and appropriate manner, any case, proceeding or other action of a nature referred to above; or (iv) the Borrower or any Subsidiary shall file an answer admitting the material allegations of a petition filed against it in any case, proceeding or other action of a nature referred to above; or (v) the Borrower or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) the Borrower or any Subsidiary shall take corporate action for the purpose of effecting any of the foregoing; or

(j)    (i) The Borrower or an ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under a Multiemployer Plan where such failure can reasonably be expected to impose on the Borrower or an ERISA Affiliate liability (for additional taxes, to Plan participants, or otherwise) in the aggregate amount in excess of ten percent (10%) of the Net Worth; (ii) the Borrower or an ERISA Affiliate shall fail to satisfy its contribution requirements under Section 412 of the Code, whether or not it has sought a waiver under Section 412(d) of the Code where such failure can reasonably be expected to impose on the Borrower or an ERISA Affiliate liability (for additional taxes, to Plan participants, or otherwise) in the aggregate amount in excess of ten percent (10%) of the Net Worth; (iii) the Unfunded Pension Liabilities of a Plan or Plans shall exceed ten percent (10%) of the Net Worth; (iv) a Plan that is intended to be qualified under Section 401(a) of the Code shall lose its qualification, and such loss can reasonably be expected to impose on the Borrower or an ERISA Affiliate liability (for additional taxes, to Plan participants, or otherwise) in the aggregate amount of ten percent (10%) of the Net Worth or more; (v) the commencement or increase of contributions to, the adoption of, or the amendment of a Plan by, the Borrower or an ERISA Affiliate shall result in a net increase in unfunded liabilities of the Borrower or an ERISA Affiliate in excess of ten percent (10%) of the Net Worth; or (vi) any combination of events listed in clause (iii) through (v) that involves a net increase in aggregate Unfunded Pension Liabilities and unfunded liabilities in excess of ten percent (10%) of the Net Worth shall occur; or

(k)  All or substantially all of the Property of the Borrower or its Subsidiaries shall be condemned, seized or appropriated, excluding Property of a Subsidiary other than a Significant Subsidiary the condemnation, seizure or appropriation of which would not have a Material Adverse Effect; or

(l)    Any Governmental Authority shall revoke or fail to renew any license, permit or franchise of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries shall for any reason lose any license, permit or franchise, if such revocation, non-renewal or loss would have a Material Adverse Effect; or

(m)Any Credit Document (other than Revolving Credit Notes which have been replaced or superseded) shall cease to be in full effect; or

(n)  A Change in Control shall occur;

then, and at any time during the continuance of such Event of Default, the Administrative Agent, at the written request of the Required Lenders, may, by written notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare any Loans then outstanding to be due and payable, whereupon the principal of the Loans so declared to be due, together with accrued interest thereon and any other unpaid amounts accrued under the Credit Documents, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind (all of which are hereby expressly waived by the Borrower); provided that, in the case of any Event of Default described in Section 8.01(i) occurring with respect to the Borrower, the Commitments shall automatically and immediately terminate and the principal of all Loans then outstanding, together with accrued interest thereon and any other unpaid amounts accrued under the Credit Documents, shall automatically and immediately become due and payable without presentment, demand, protest or any other notice of any kind (all of which are hereby expressly waived by the Borrower).

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.01         The Agency.

Each Lender appoints The Bank of New York Mellon as its agent hereunder and irrevocably authorizes the Administrative Agent to take such action on its behalf and to exercise such powers hereunder as are specifically delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto, and the Administrative Agent hereby accepts such appointment subject to the terms hereof. The relationship between the Administrative Agent and the Lenders shall be that of agent and principal only and nothing herein shall be construed to constitute the Administrative Agent a trustee or fiduciary for any Lender nor to impose on the Administrative Agent duties or obligations other than those expressly provided for herein.

Section 9.02         The Administrative Agent’s Duties.

The Administrative Agent shall promptly forward to each Lender copies, or notify each Lender as to the contents, of all notices received from the Borrower pursuant to the terms of this Agreement and, in the event that the Borrower fails to pay when due the principal of or interest on any Loan, the Administrative Agent shall promptly give notice thereof to the Lenders. As to any other matter not expressly provided for herein, the Administrative Agent shall have no duty to act or refrain from acting with respect to the Borrower, except upon the instructions of the Required Lenders. The Administrative Agent shall not be bound by any waiver, amendment, supplement, or modification of this Agreement which affects its duties hereunder, unless it shall have given its prior written consent thereto. The Administrative Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements binding on the Borrower pursuant to this Agreement nor shall the Administrative Agent be deemed to have knowledge of the occurrence of any Default or Event of Default (other than a failure of the Borrower to pay when due the principal or interest on any Loan), unless it shall have received written notice from the Borrower or a Lender specifying such Default or Event of Default and stating that such notice is a “Notice of Default”.

Section 9.03         Limitation of Liabilities.

Each of the Lenders and the Borrower agree that (i) neither the Administrative Agent nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them hereunder except for its or their own gross negligence or willful misconduct as determined by a final and nonappealable ruling by a court of competent jurisdiction, (ii) neither the Administrative Agent nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them in good faith in reliance upon the advice of counsel, independent public accountants or other experts selected by the Administrative Agent, and (iii) the Administrative Agent shall be entitled to rely upon any notice, consent, certificate, statement or other document believed by it to be genuine and correct and to have been signed and/or sent by the proper Persons.

Section 9.04         The Administrative Agent as a Lender.

The Administrative Agent may maintain deposits or credit balances for, invest in, lend money to and generally engage in any kind of banking business with the Borrower or any Subsidiary or Affiliate of the Borrower without any duty to account therefor to the Lenders.

Section 9.05         Lender Credit Decision.

Neither the Administrative Agent, nor any of its Affiliates, officers or employees has any responsibility for, gives any guaranty in respect of, nor makes any representation to the Lenders as to, (i) the condition, financial or otherwise, of the Borrower or any Subsidiary thereof or the truth of any representation or warranty given or made in this Agreement, or in connection herewith or (ii) the validity, execution, sufficiency, effectiveness, construction, adequacy, enforceability or value of this Agreement or any other document or instrument related hereto. Except as specifically provided herein, neither the Administrative Agent nor any of its Affiliates, officers or employees shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to the operations, business, property, condition or creditworthiness of the Borrower or any of its Subsidiaries, whether such information comes into the Administrative Agent’s possession on or before the date hereof or at any time thereafter. Each Lender acknowledges that (i) it has, independently and without reliance upon the Administrative Agent or any other Lender, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and (ii) all information reviewed by it in its credit analysis or otherwise in connection herewith has been provided solely by or on behalf of the Borrower, and the Administrative Agent has no responsibility for such information. Each Lender also acknowledges that it will independently and without reliance upon the Administrative Agent or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Credit Document.

Section 9.06         Indemnification.

Each Lender agrees to indemnify the Administrative Agent, to the extent not reimbursed by the Borrower, ratably in proportion to its Commitment, from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, or any action taken or omitted to be taken by the Administrative Agent hereunder; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its officers or employees as determined by a final and nonappealable ruling by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of counsel incurred by the Administrative Agent) in connection with the preparation, execution or enforcement of, or legal advice in respect of rights or responsibilities under, any Credit Document or any amendments or supplements thereto, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under this Section 9.06 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

Section 9.07         Successor Administrative Agent

The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof (unless the parties agree otherwise) to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the resigning Administrative Agent’s giving of notice of resignation, the resigning Administrative Agent may appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigned Administrative Agent, and the resigned Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any Administrative Agent’s resignation, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section 9.08         No Duty Regarding Discretionary Actions

The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law.

Section 9.09         Syndication and Other Agents

Notwithstanding anything herein to the contrary, the Joint Lead Arrangers, the Joint Bookrunners and the Co-Syndication Agents named on the cover page of this Agreement shall not have any duties or liabilities under this Agreement, except in their respective capacities, if any, as Lenders.

ARTICLE X

EVIDENCE OF LOANS; TRANSFERS

Section 10.01       Evidence of Loans; Revolving Credit Notes.

The Borrower’s obligation to repay the Loans shall be evidenced by Revolving Credit Notes if requested by each Lender, one such payable to the order of each such Lender. The Revolving Credit Note of each Lender shall (i) be in the principal amount of such Lender’s Commitment, (ii) be dated the Restatement Effective Date (or the effective date on which such Lender becomes a Lender hereunder) and (iii) be stated to mature on the Termination Date and bear interest from its date until maturity on the principal balance (from time to time outstanding thereunder) payable at the rates and in the manner provided herein. Each Lender is authorized to indicate upon the grid attached to its Revolving Credit Note all Loans made by it pursuant to this Agreement, interest elections and payments of principal and interest thereon. Such notations shall be presumptive, absent manifest error, as to the aggregate unpaid principal amount of all Loans made by such Lender, and interest due thereon, but the failure by any Lender to make such notations or the inaccuracy or incompleteness of any such notations shall not affect the obligations of the Borrower hereunder or under the Revolving Credit Notes.

Section 10.02       Participations.

(a)   Any Lender may at any time grant to one or more financial institutions (but not to a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each a “Participant”) participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and, except to the extent such participating interest has been granted pursuant to Section 4.02(e), the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clauses (i) through (vi), inclusive, of Section 11.06(b) without the consent of the Participant.

(b)  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(c)   The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.03 and 4.04(b) (subject to the requirements and limitations in Section 4.04, including the requirements under Section 4.04(a) (it being understood that the documentation required under Section 4.04(a) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.03; provided that such Participant (A) agrees to be subject to the provisions of Section 4.08 as if it were an assignee under Section 10.03; and (B) shall not be entitled to receive any greater payment under Section 4.04(b), with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation.

(d)  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.04 as though it were a Lender; provided that such Participant agrees to be subject to Section 4.02(e) as though it were a Lender.

Section 10.03       Assignments.

(a)   Any Lender may at any time assign to one or more financial institutions (but not to a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each an “Assignee”), other than a Defaulting Lender or a subsidiary thereof or any financial institution who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a subsidiary thereof, all, or a proportionate part of all, of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an instrument, in substantially the form of Exhibit E (an “Assignment and Acceptance”), executed by such Assignee and such transferring Lender, with (and subject to) the signed consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent shall be deemed to have been given if the Borrower has not responded within ten Business Days of its receipt of a written request for such consent) and the Administrative Agent (which consent shall not be unreasonably withheld); provided that (i) each such assignment (other than assignments (x) to its Affiliates, (y) to an Approved Fund, or (z) of its entire interest) shall be in a minimum amount of $10,000,000 or in integral multiples of $1,000,000 in excess thereof (unless otherwise approved by the Administrative Agent in its sole discretion), (ii) each assignee shall be an Eligible Institution, and (iii) after giving effect to each such assignment, the Commitment of the assignor (if it has not assigned its entire interest) and of the assignee shall be at least $5,000,000; provided further, that the foregoing consent requirement shall not be applicable in the case of an assignment or other transfer by any Lender to an Affiliate of such Lender, to another Lender, or to an Approved Fund; provided further, that any consent of the Borrower otherwise required under this Section shall not be required if an Event of Default has occurred and is continuing; and provided further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof. Upon execution and delivery of an Assignment and Acceptance and payment by such Assignee to such transferring Lender of an amount equal to the purchase price agreed between such transferring Lender and such Assignee and payment by the transferring Lender or the Assignee of an assignment fee of $4,500 (or $7,500, if the transferring Lender is a Defaulting Lender) to the Administrative Agent (unless such fee is waived by the Administrative Agent in its sole discretion), such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Acceptance, and the transferring

Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.

(b)  No Assignee of any transferring Lender’s rights shall be entitled to receive any greater payment under Section 4.03 or 4.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent or by reason of the provisions of Section 4.04(c) requiring such transferring Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such payment did not exist.

(c)   The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Section 10.04       Certain Pledges.

Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under this Agreement and any Revolving Credit Note held by it in favor of any Federal Reserve Bank in accordance with Federal Reserve Board Regulation A (or any successor provision) or U.S. Treasury Regulation 31 C.F.R. § 203.14 (or any successor provision), and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

ARTICLE XI

MISCELLANEOUS

Section 11.01      APPLICABLE LAW.

THE RIGHTS AND DUTIES OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS UNDER THIS AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Section 11.02     WAIVER OF JURY TRIAL.

THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

Section 11.03       Jurisdiction and Venue.

The Borrower, the Administrative Agent and the Lenders each hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court in the Borough of Manhattan, The City of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of any Credit Document. The Borrower, the Administrative Agent and the Lenders each hereby irrevocably consents to the jurisdiction of any such court in any such action and to the laying of venue in the Borough of Manhattan, The City of New York. The Borrower, the Administrative Agent and the Lenders each hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in the aforesaid courts and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 11.04       Set-off.

The Borrower hereby authorizes each Lender (including each Lender in its capacity as a purchaser of a participation interest pursuant to Section 4.02(e)) upon the occurrence of an Event of Default and at any time and from time to time during the continuance thereof, to the fullest extent permitted by law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final and in whatever currency) at any time held, and other indebtedness at any time owing, by such Lender to or for the credit or the account of the Borrower against any of the Obligations of the Borrower, now or hereafter existing under any Credit Document, held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.06 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section 11.04 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have. Any Lender exercising its rights under this Section 11.04 shall give notice thereof to the Borrower and the Administrative Agent concurrently with or prior to the exercise of such rights; provided that failure to give such notice shall not affect the validity of such exercise.

Section 11.05       Confidentiality.

(a)           The Lenders and the Administrative Agent agree (on behalf of themselves and each of their Affiliates, directors, officers, employees and representatives) to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to them by the Borrower or any Subsidiary or by the Administrative Agent on the Borrower’s or any Subsidiary’s behalf in connection with this Agreement and neither the Administrative Agent, any Lender, nor any of their Affiliates, directors, officers, employees and representatives shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement, except to the extent such information (a) was or becomes generally available to the public other than as a result of a disclosure by the Administrative Agent or any Lender, or (b) was or becomes available on a non-confidential basis from a source other than the Borrower; provided that such source is not bound by a confidentiality agreement with the Borrower known to the Administrative Agent or affected Lender(s); provided further that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process; (ii) to counsel for any of the Lenders or the Administrative Agent; (iii) to bank examiners, auditors or accountants; (iv) to the Administrative Agent or any other Lender; (v) by the Administrative Agent or any Lender to an Affiliate thereof who is bound by this Section 11.05; provided that any such information delivered to an Affiliate shall be for the purposes related to the extension of credit represented by this Agreement and the administration and enforcement thereof and for no other purpose; (vi) in connection with any litigation relating to enforcement of the Credit Documents; (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement, in substantially the form of Exhibit F; or (viii) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility established hereunder. Each Lender and the Administrative Agent agree, unless specifically prohibited by applicable law or court order, to notify the Borrower of any request for disclosure of any such non-public information (x) by any Governmental Authority or representative thereof (other than any such request in connection with an examination of such Person’s financial condition by such Governmental Authority) or (y) pursuant to legal process. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Credit Documents, and the Commitments.

(b)          This Agreement is intended to provide express authorization to each of the Lenders and their Affiliates (and each employee, representative, or other agent of each Lender and its of Affiliates) to disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Lenders or any of them or any of their Affiliates (and any such employees, representatives or other agents) relating to such tax treatment and structure; provided, that, with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions contemplated hereby as well as other information, this authorization shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

Section 11.06       Integration; Amendments and Waivers.

(a)   This Agreement and any separate letter agreements with respect to fees payable by the Borrower with respect to this Agreement constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(b)  Any provision of this Agreement may be amended, modified, supplemented or waived, but only by a written amendment or supplement, or written waiver, signed by the Borrower and either the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent), or the Administrative Agent with the consent of the Required Lenders; provided, however, that no such amendment, modification, or waiver shall, unless signed by all the Lenders in the case of clauses (v) and (vi) below or all the Lenders affected thereby in the case of clauses (i) through (iv) below, or by the Administrative Agent with the consent of all the Lenders in the case of clauses (v) and (vi) below or all the Lenders affected thereby in the case of clauses (i) through (iv) below, (i) increase or decrease the Commitment of any Lender, except as contemplated by Section 2.03, or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder (other than the default rate set forth in Section 3.04), (iii) postpone any payment of principal of or interest on any Loan or any fees hereunder, (iv) postpone any reduction or termination of any Commitment, (v) change the percentage of, the Commitments or of the aggregate unpaid principal amount of Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 11.06 or any other provision of this Agreement, or (vi) amend, modify, supplement or waive the provisions of this Section 11.06. Except to the extent expressly set forth therein, any waiver shall be effective only in the specific instance and for the specific purpose for which such waiver is given.

Section 11.07       Cumulative Rights; No Waiver.

Each and every right granted to the Administrative Agent and the Lenders hereunder or under any other document delivered in connection herewith, or allowed them by law or equity, shall be cumulative and not exclusive and may be exercised from time to time. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by the Administrative Agent or any Lender of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 11.08       Notices.

(a)   Any communication, demand or notice to be given hereunder will be duly given when delivered in writing, by telecopy or by electronic communications to a party at its address as indicated below or such other address as such party may specify in a notice to each other party hereto in the manner provided for herein. A communication, demand or notice given pursuant to this Section 11.08 shall be addressed:

If to the Borrower, at

Southwest Gas Corporation

5241 Spring Mountain Road

Las Vegas, Nevada 89150

Telecopy: (702) 364-3023

Attention: Treasury Services

Email: Ken.Kenny@swgas.com

With a copy to:

Southwest Gas Corporation

5241 Spring Mountain Road

Las Vegas, Nevada 89150

Telecopy: (702) 252-7283

Attention: Thomas Moran, Corporate Secretary

Email: Thomas.moran@swgas.com

If to the Administrative Agent, at

The Bank of New York Mellon

6023 Airport Road

Oriskany, New York 13424

Telecopy: (315) 765-4533

Telephone: (315) 801-2437

Attention: Crystal Keyser

Email:  crystal.keyser@bnymellon.com and

     AFASyndications@bnymellon.com

With a copy to:

The Bank of New York Mellon

500 Grant Street

BNY Mellon Center

Pittsburgh, PA 15258

Telephone: (412) 236-7465

Attention: Molly Ross

Email: molly.ross@bnymellon.com

If to any Lender, at its address indicated on Schedule I hereto, or at such other address as may be designated by such Lender in an Administrative Questionnaire or other appropriate writing, delivered to the Administrative Agent and the Borrower.

This Section 11.08 shall not apply to notices referred to in Article II of this Agreement, except to the extent set forth therein.

(b)  Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (c) below, shall be effective as provided in such subsection (c).

(c)   Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d)  The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the email address referred to below has not been provided by the Administrative Agent to the Borrower, that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Lenders or the Administrative Agent pursuant to this Agreement, excluding (i) any Borrowing Request, Conversion Request, Increase Request or Extension Request or any communication related thereto, (ii) any communication that relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) notice of any Default or Event of Default under this Agreement or any other Credit Document or (iv) any notice that is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic format acceptable to the Administrative Agent to an email address as directed by the Administrative Agent.

(e)   The Borrower acknowledges that the Administrative Agent will make available to the Lenders Communications provided by the Borrower hereunder by posting such Communications on Debtdomain or another similar electronic platform. Such platform shall be deemed to be provided “as is” and “as available”. Neither the Administrative Agent nor any of its directors, officers, employees, agents or advisors warrants the accuracy or completeness of the communications or the adequacy of such electronic platform and each expressly disclaims liability for errors or omissions in the communications. The Administrative Agent makes no warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects in connection with the Communications or such electronic platform. In no event shall the Administrative Agent or any of its directors, officers, employees, agents or advisors have any liability to the Borrower, any Lender or any other Person for damages of any kind, whether or not based on strict liability and including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Communications electronically, except to the extent the liability of any such person is found in a final and nonappealable ruling by a court of competent jurisdiction to have resulted primarily from such Person’s gross negligence or willful misconduct, and no claim may be made by the Borrower or any other Person against the Administrative Agent or any or its directors, officers, employees, agents or advisors for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability.

(f)   The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices given by the Borrower even if such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 11.09        Separability.

In case any one or more of the provisions contained in any Credit Document shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein or in any other Credit Document shall not in any way be affected or impaired thereby.

Section 11.10       Parties in Interest.

This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that the Borrower may not assign any of its rights hereunder without the prior written consent of all of the Lenders, and any purported assignment by the Borrower without such consent shall be void.

Section 11.11       Execution in Counterparts; Electronic Execution of Credit Documents.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts, including counterparts delivered by telecopy or electronic format (including .pdf), shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Credit Documents including any Assignment and Acceptance shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic

Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions.

Section 11.12       USA Patriot Act Notice.

Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and its Subsidiaries, which information includes the names, addresses and tax identification numbers of the Borrower and its Subsidiaries, and other information that will allow such Lender to identify the Borrower and its Subsidiaries in accordance with the Act.

Section 11.13       Acknowledgment and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)           a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)         the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 11.14       Certain ERISA Matters.

(a)           Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)          the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)         such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)           In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

Section 11.15       Acknowledgment Regarding Any Supported QFCs.

(a)           To the extent that the Credit Documents provide support, through a guarantee or otherwise, for hedge agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(b)          In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(c)           As used in this Section 11.15, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)         a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)        a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Revolving Credit Agreement to be duly executed as of the date first above written.

SOUTHWEST GAS CORPORATION

By:	/s/ Kenneth J. Kenny
Name: Kenneth J. Kenny
Title: Vice President/Finance/Treasurer

SOUTHWEST GAS CORPORATION

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

THE BANK OF NEW YORK MELLON, as
a Lender and as Administrative Agent

By:	/s/ Molly H. Ross
Name: Molly H. Ross
Title: Vice President

  i

SOUTHWEST GAS CORPORATION

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as a
Lender and as Co-Syndication Agent

By:	/s/ Nancy R. Barwig
Name: Nancy R. Barwig
Title: Executive Director

SOUTHWEST GAS CORPORATION

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Lender
and as Co-Syndication Agent

By:	/s/ Michele Gordon
Name: Michele Gordon
Title: Senior Vice President

  i

SOUTHWEST GAS CORPORATION

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

MUFG UNION BANK, N.A., as a Lender
and as Co-Documentation Agent

By:	/s/ Matthew Bly
Name: Matthew Bly
Title: Vice President

  i

SOUTHWEST GAS CORPORATION

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

KEYBANK NATIONAL ASSOCIATION,
as a Lender and as Co-Documentation Agent

By:	/s/ Paul J. Pace
Name: Paul J. Pace
Title: Senior Vice President

SOUTHWEST GAS CORPORATION

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Patrick Engel
Name: Patrick Engel
Title: Managing Director

SOUTHWEST GAS CORPORATION

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ John M. Eyerman
Name: John M. Eyerman
Title: Senior Vice President

  i

SOUTHWEST GAS CORPORATION

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

TD BANK, N. A., as a Lender

By:	/s/ Vijay Prasad
Name: Vijay Prasad
Title: Senior Vice President

Exhibit A

Form of Borrowing Request For Loans

[Date]

The Bank of New York Mellon

6023 Airport Road

Oriskany, New York 13424

Telecopy: (315) 765-4533

Telephone: (315) 801-2437

Attention: Crystal Keyser
Email: crystal.keyser@bnymellon.com and

   AFASyndications@bnymellon.com

Borrowing Request for Loans

Ladies and Gentlemen:

Reference is made to the Amended and Restated Revolving Credit Agreement, dated as of April 10, 2020 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Southwest Gas Corporation (the “Borrower”), the Lenders from time to time parties thereto and The Bank of New York Mellon, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The Borrower hereby gives you notice, pursuant to Section 2.02 of the Credit Agreement, that it requests Loans, and in that connection sets forth below the terms on which such Loans are requested to be made:

(A)	Borrowing Date[1]	[_________________]

(B)	Aggregate Principal Amount[2]	$_________________

(C)	Interest Rate Basis	[ABR] [Eurodollar] Loan

(D)	Interest Period and the last day thereof[3]	[_________________]

Very truly yours,

[1]	Must be a Business Day.

[2]	Must be an amount not less than $5,000,000, or an integral multiple of $1,000,000 in excess thereof, in the case of Eurodollar Loans, or at least $1,000,000 or an integral multiple of $100,000 in excess thereof in the case of an ABR Loans.

[3]	In the case of Eurodollar Loans, one week, one, two, three or six-month periods, or, if made available by all Lenders, period of seven to thirty-one days or twelve months. Not applicable to ABR Loans.

SOUTHWEST GAS CORPORATION

By:
Name:
Title:

  2

Exhibit B

Form of Continuation/Conversion Request

[Date]

The Bank of New York Mellon

6023 Airport Road

Oriskany, New York 13424

Telecopy: (315) 765-4533

Telephone: (315) 801-2437

Attention: Crystal Keyser

Email: crystal.keyser@bnymellon.com and

AFASyndications@bnymellon.com

Continuation/Conversion Request

Ladies and Gentlemen:

Reference is made to the Amended and Restated Revolving Credit Agreement, dated as of April 10, 2020 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Southwest Gas Corporation (the “Borrower”), the Lenders from time to time parties thereto and The Bank of New York Mellon, as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The Borrower hereby requests, pursuant to Section 3.01(b) of the Credit Agreement, that on __________, 20__:

(1)       $__,000,000 of the presently outstanding principal amount of Loans originally made on ___________ 20__ [and $__________ of the presently outstanding principal amount of the Loans originally made on ___________ 20__],

(2)       presently being maintained as [ABR] [Eurodollar] Loans,

(3)       be [converted into] [continued as], [Eurodollar Loans having an Interest Period of [one week] [__ days] [one] [two] [three] [six] [twelve] months].

Very truly yours,

SOUTHWEST GAS CORPORATION

By:
Name:
Title:

  2

Exhibit C

Form of Revolving Credit Note

PROMISSORY NOTE

[Principal Amount]	[Date]

SOUTHWEST GAS CORPORATION, a California corporation (the “Borrower”), for value received, promises to pay to the order of [LENDER] (the “Lender”), on the Termination Date (as defined in the Credit Agreement referred to below), the principal sum of [PRINCIPAL AMOUNT IN DOLLARS] ($[____________]) or, if less, the aggregate principal amount of the Loans made by the Lender to the Borrower pursuant to that certain Amended and Restated Revolving Credit Agreement, dated as of April 10, 2020 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time parties thereto and The Bank of New York Mellon, as Administrative Agent.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding, from the date hereof until the date of repayment, at the rate or rates per annum and on the date or dates specified in the Credit Agreement.

Payments of both principal and interest are to be made in lawful money of the United States of America in funds immediately available to the Lender at its office or offices designated in accordance with the Credit Agreement.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive diligence, presentment, demand, protest and notice of any kind whatsoever. The failure or forbearance by the holder to exercise any of its rights hereunder in any particular instance shall in no event constitute a waiver thereof.

All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder of this Note on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure of the holder of this Note to make such a notation or any error in such notation shall in no manner affect the validity or enforceability of the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

This Note is one of the Revolving Credit Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement and/or this Note, all upon the terms and conditions therein specified. Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Credit Agreement.

  3

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5- 1401 BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

This Note is not negotiable and interests herein may be assigned only upon the terms and conditions specified in the Credit Agreement.

This Note amends and restates the Promissory Note, dated March 28, 2017, made by the Borrower to the order of the Lender in the stated principal amount of $__________. This Note is not given in payment or satisfaction of, and is not a novation of, such note.

SOUTHWEST GAS CORPORATION

By:
Name:
Title:

  4

LOANS AND PRINCIPAL PAYMENTS

	Amount of Revolving Credit Loans Made			Amount of Principal Repaid		Amount of Unpaid Principal Balance
Date	ABR Loan	Euro dollar Loan	Interest Period (if applicable)	ABR Loan	Euro dollar Loan	ABR Loan	Euro dollar Loan	Total	Notation Made By

Exhibit D

Form of Opinion of

Counsel for the Borrower

See Attached

Exhibit E

Form of Assignment and Acceptance

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Amended and Restated Revolving Credit Agreement, dated as of April 10, 2020 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Southwest Gas Corporation (the “Borrower”), the Lenders from time to time parties thereto and The Bank of New York Mellon, as Administrative Agent. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

Section 1. Assignment and Acceptance. The Assignor identified in Annex I hereto (the “Assignor”) hereby sells and assigns, without recourse, to the Assignee identified in Annex 1 hereto (the “Assignee”), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Transfer Effective Date set forth in Annex 1 hereto, the interests set forth on Annex 1 hereto (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on Annex 1 in the Commitment of the Assignor on the Transfer Effective Date and Loans owing to the Assignor which are outstanding on the Transfer Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.05 of the Credit Agreement, a copy of which has been received by the Assignee. From and after the Transfer Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

Section 2. Other Documentation. This Assignment and Acceptance is being delivered to the Administrative Agent together with a properly completed Administrative Questionnaire, attached as Annex 2 hereto, if the Assignee is not already a Lender under the Credit Agreement.

Section 3. Representations and Warranties of the Assignor. The Assignor (i) represents and warrants that, as of the date hereof, it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is held by it free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, or any other instrument or document executed or furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

Section 4. Representations and Warranties of the Assignee. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered on or before the date hereof pursuant to Sections 5.01(k) and 7.01(a) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Credit Documents; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender; and (e) if the Assignee is organized under the laws of a jurisdiction outside the United States, confirms to the Borrower (and is providing to the Administrative Agent and the Borrower the forms required pursuant to Section 4.04(a)(ii) and (iii) of the Credit Agreement) that (i) the Assignee is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under the Credit Agreement or (ii) that the income receivable pursuant to the Credit Agreement is effectively connected with the conduct of a trade or business in the United States.

Section 5. GOVERNING LAW. THE RIGHTS AND DUTIES OF THE PARTIES UNDER THIS ASSIGNMENT AND ACCEPTANCE SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Annex 1 hereto.

  2

Annex 1 to Assignment and Acceptance

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Transfer Effective Date of Assignment (may not be fewer than two Business Days after the Date of Assignment):

	Principal Amount Assigned	Percentage Assigned of Commitment (set forth, to at least 8 decimals, as a percentage of the Total Commitment)
Commitment Assigned:	$	%
Loans	$
The terms set forth above are hereby agreed to:	Consent given:

______________________, as Assignor		SOUTHWEST GAS CORPORATION

By:		By:
	Name:		Name:
	Title:		Title:

______________________, as Assignee

By:		THE BANK OF NEW YORK MELLON, as Administrative Agent
Name:
	Title:	By:
Name:
Title:

Annex 2 to Assignment and Acceptance

LEGAL NAME OF ASSIGNEE TO APPEAR IN DOCUMENTATION:

GENERAL INFORMATION

ABR LENDING OFFICE:

Institution Name:____________________________________________________________________________________

Street Address:_____________________________________________________________________________________

City, State, Country, Zip Code:_________________________________________________________________________

EURODOLLAR LENDING OFFICE:

Institution Name:____________________________________________________________________________________

Street Address:____________________________________________________________________________________

City, State, Country, Zip Code:_________________________________________________________________________

CONTACTS/NOTIFICATION METHODS CREDIT CONTACTS:

Primary Contact:____________________________________________________________________________________

Street Address:_____________________________________________________________________________________

City, State, Country, Zip Code: _________________________________________________________________________

Phone Number:_____________________________________________________________________________________

FAX Number:______________________________________________________________________________________

Backup Contact:____________________________________________________________________________________

Street Address: ____________________________________________________________________________________

City, State, Country, Zip Code:_________________________________________________________________________

Phone Number: _____________________________________________________________________________________

FAX Number: ______________________________________________________________________________________

E-Mail Address: ____________________________________________________________________________________

ADMINISTRATIVE CONTACTS -- BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact:__________________________________________________________________________________________

Street Address:_____________________________________________________________________________________

City, State, Country, Zip Code: ________________________________________________________________________

Phone Number:_____________________________________________________________________________________

FAX Number:______________________________________________________________________________________

PAYMENT INSTRUCTIONS

Name of bank where funds are to be transferred:____________________________________________________________

Routing Transit/ABA number of bank where funds are to be transferred:_________________________________________

Name of Account, if applicable:________________________________________________________________________

Account Number:___________________________________________________________________________________

Additional Information:______________________________________________________________________________

_________________________________________________________________________________________________

TAX WITHHOLDING

Non Resident Alien _______ Y* _____ N

* Form 4224 Enclosed

Tax ID Number____________

  2

MAILINGS

Please specify who should receive financial information:

Name:____________________________________________________________________________________________

Street Address:_____________________________________________________________________________________

City, State, Country, Zip Code:_________________________________________________________________________

  3

Exhibit F

Form of Confidentiality Agreement

[Date]

[Insert Name and

Address of Prospective

Participant or Assignee]

Re:	Amended and Restated Revolving Credit Agreement, dated as of April 10,
2020, among Southwest Gas Corporation, the Lenders from time to time parties thereto and The Bank of New York Mellon,

as Administrative Agent

Dear _____________:

As a Lender party to the above-referenced credit agreement (the “Credit Agreement”), we have agreed with Southwest Gas Corporation (the “Borrower”), pursuant to Section 11.05 of the Credit Agreement, to use our best efforts to keep confidential, except as otherwise provided therein, all Confidential Information (as defined in the Credit Agreement) regarding the Borrower and its Subsidiaries.

As provided in such Section 11.05, we are permitted to provide you, as a prospective participant or assignee, with certain of such Confidential Information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with a proposed [participation] [assignment] to you pursuant to the Credit Agreement and (B) you shall take normal and reasonable precautions and exercise due care to maintain the confidentiality of all Confidential Information provided to you; provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Lenders or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent or any other Lender, and (v) in connection with any litigation relating to enforcement of the Credit Documents; provided further, that, unless specifically prohibited by applicable law or court order, you agree, prior to disclosure thereof, to notify the Borrower of any request for disclosure of any such non-public information (x) by any Governmental Authority or representative thereof (other than any such request in connection with an examination of your financial condition by such Governmental Authority) or (y) pursuant to legal process.

Please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.

Very truly yours,

[Insert Name of Lender]

By:
Name:
Title:

Agreed as of the date of this letter.

[Insert name of prospective

participant or assignee]

By:

2

Exhibit G

Form of Increase Request

[Date]

The Bank of New York Mellon

6023 Airport Road

Oriskany, New York 13424

Telecopy: (315) 765-4533

Telephone: (315) 801-2437

Attention: Crystal Keyser
Email: crystal.keyser@bnymellon.com and
            AFASyndications@bnymellon.com

Increase Request for Loans

Ladies and Gentlemen:

Reference is made to the Amended and Restated Revolving Credit Agreement, dated as of April 10, 2020 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Southwest Gas Corporation (the “Borrower”), the Lenders from time to time parties thereto and The Bank of New York Mellon, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The Borrower hereby gives you notice, pursuant to Section 2.03(c) of the Credit Agreement, that it requests an increase in the Commitments, and in that connection sets forth below (A) the Lender(s) and the amount of the proposed increase of the Commitment of such Lender(s) and (B) the proposed New Lender(s) and the proposed amount of the Commitment of such New Lender(s):

(A)	Lender	Increase in Commitment

(B)	New Lender	New Commitment

Very truly yours,

SOUTHWEST GAS CORPORATION

By:
Name:
Title:

Exhibit H

Form of Extension Request

[Date]

The Bank of New York Mellon

6023 Airport Road

Oriskany, New York 13424

Telecopy: (315) 765-4533

Telephone: (315) 801-2437

Attention: Crystal Keyser
Email: crystal.keyser@bnymellon.com and
           AFASyndications@bnymellon.com

Ladies and Gentlemen:

Reference is made to the Amended and Restated Revolving Credit Agreement, dated as of April 10, 2020 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Southwest Gas Corporation (the “Borrower”), the lenders from time to time parties thereto (the “Lenders”) and The Bank of New York Mellon, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The Borrower hereby gives you notice, pursuant to Section 2.03(e) of the Credit Agreement, that it requests that the Termination Date be extended for an additional period of one year.

The Borrower represents and warrants to the Administrative Agent and the Lenders that there exists no Default or any Event of Default.

Each Lender signing below hereby consents to this Extension Request.

This Extension Request may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this instrument to produce or account for more than one counterpart signed by the party to be charged.

IN WITNESS WHEREOF, the Borrower has caused this Extension Request to be executed as of the date and year first written above.

SOUTHWEST GAS CORPORATION

By:
Name:
Title:

Each Lender, by signing below, consents to the foregoing Extension Request.

THE BANK OF NEW YORK MELLON,
As a Lender and as Administrative Agent

By:
Name:
Title:

[SIGNATURE BLOCKS FOR EACH
CONSENTING LENDER]

Exhibit I

Form of Supplement Under Section 2.03(c)

[Date]

The Bank of New York Mellon

6023 Airport Road

Oriskany, New York 13424

Telecopy: (315) 765-4533

Telephone: (315) 801-2437

Attention: Crystal Keyser
Email: crystal.keyser@bnymellon.com and
           AFASyndications@bnymellon.com

Ladies and Gentlemen:

Reference is made to the Amended and Restated Revolving Credit Agreement, dated as of April 10, 2020 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Southwest Gas Corporation (the “Borrower”), the lenders from time to time parties thereto (the “Lenders”) and The Bank of New York Mellon, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.03(c) of the Credit Agreement and in accordance with the Borrower’s Increase Request notice dated _________ __, 20__, the undersigned is executing this Supplement to evidence that it is an Incremental Lender having a Commitment equal to $_________, and from and after the effectiveness of this Supplement the undersigned shall (if not already a “Lender” under the Credit Agreement) be and become a “Lender” for all purposes under the Credit Agreement and the other Credit Documents.

Attached hereto is a completed Administrative Questionnaire, in substantially the same form as Annex 2 to the form Assignment and Acceptance attached as Exhibit E to the Credit Agreement.

This Supplement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this instrument to produce or account for more than one counterpart signed by the party to be charged. This Supplement shall be effective on the date that it is acknowledged and consented to by the Administrative Agent and the Borrower.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed as of the date and year first written above.

[NAME OF INCREMENTAL LENDER]

By:
Name:
Title:

Acknowledge and Consented to
as of this __ day of ______, 20__:

THE BANK OF NEW YORK MELLON,
As Administrative Agent

By:
Name:
Title:

SOUTHWEST GAS CORPORATION

By:
Name:
Title:

Exhibit J

Form of Replacement Lender Supplement Under Section 2.03(e)

[Date]

The Bank of New York Mellon

6023 Airport Road

Oriskany, New York 13424

Telecopy: (315) 765-4533

Telephone: (315) 801-2437

Attention: Crystal Keyser
Email: crystal.keyser@bnymellon.com and
           AFASyndications@bnymellon.com

Ladies and Gentlemen:

Reference is made to the Amended and Restated Revolving Credit Agreement, dated as of April 10, 2020 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Southwest Gas Corporation (the “Borrower”), the lenders from time to time parties thereto (the “Lenders”) and The Bank of New York Mellon, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.03(e) of the Credit Agreement, the undersigned is executing this Supplement to evidence that it is a Replacement Lender having a Commitment equal to $_________, and from and after the effectiveness of this Supplement the undersigned shall be and become a “Lender” for all purposes under the Credit Agreement and the other Credit Documents.

Attached hereto is a completed Administrative Questionnaire, in substantially the same form as Annex 2 to the form Assignment and Acceptance attached as Exhibit E to the Credit Agreement.

This Supplement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this instrument to produce or account for more than one counterpart signed by the party to be charged. This Supplement shall be effective on the date that it is acknowledged and consented to by the Administrative Agent and the Borrower.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed as of the date and year first written above.

[NAME OF REPLACEMENT LENDER]

By:
Name:
Title:

Acknowledge and Consented to
as of this __ day of ______, 20__:

THE BANK OF NEW YORK MELLON,
As Administrative Agent

By:
Name:
Title:

SOUTHWEST GAS CORPORATION

By:
Name:
Title:

EXHIBIT K-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Credit Agreement, dated as of April 10, 2020 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Southwest Gas Corporation (the “Borrower”), the lenders from time to time parties thereto (the “Lenders”) and The Bank of New York Mellon, as Administrative Agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 4.04(a)(ii) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT K-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Credit Agreement, dated as of April 10, 2020 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Southwest Gas Corporation (the “Borrower”), the lenders from time to time parties thereto (the “Lenders”) and The Bank of New York Mellon, as Administrative Agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 4.04(a)(ii) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ________ __, 20[ ]

EXHIBIT K-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Credit Agreement, dated as of April 10, 2020 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Southwest Gas Corporation (the “Borrower”), the lenders from time to time parties thereto (the “Lenders”) and The Bank of New York Mellon, as Administrative Agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 4.04(a)(ii) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ________ __, 20[ ]

 -  11  -

EXHIBIT K-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Credit Agreement, dated as of April 10, 2020 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Southwest Gas Corporation (the “Borrower”), the lenders from time to time parties thereto (the “Lenders”) and The Bank of New York Mellon, as Administrative Agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 4.04(a)(ii) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: ________ __, 20[ ]